EXHIBIT 10.9 LSI INDUSTRIES INC. RETIREMENT PLAN (Restated as of July 1, 2012)

TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION AND PURPOSE	1-1
1.1	Amendment and Restatement.	1-1
1.2	Purpose of the Plan.	1-1

ARTICLE 2 DEFINITIONS	2-1
2.1	“Account”	2-1
2.2	“Accounting Date”	2-1
2.3	“Actual Deferral Percentage”	2-1
2.4	“Adjusted Compensation”	2-1
2.5	“Administrator”	2-1
2.6	“Adoption Agreement”	2-2
2.7	“Affiliate”	2-2
2.8	“Annual Earnings”	2-2
2.9	“Annual Employer Contribution Account”	2-3
2.10	“Beneficiary”	2-3
2.11	“Board” or “Board of Directors”	2-3
2.12	“Code”	2-3
2.13	“Committee”	2-3
2.14	“Company”	2-3
2.15	“Dependent”	2-3
2.16	“Determination Date”	2-4
2.17	“Determination Period”	2-4
2.18	“Disability”	2-4
2.19	“Effective Date”	2-4
2.20	“Employee”	2-4
2.21	“Employer”.	2-5
2.22	“Employer-Approved Leave of Absence”	2-5
2.23	“Entry Date”.	2-5
2.24	“ERISA”	2-5
2.25	“Excess Earnings”	2-5
2.26	“Five-Percent Owner”	2-5
2.27	“Highly Compensated Employee”	2-5
2.28	“Hour of Service”	2-6
2.29	“Key Employee”	2-7
2.30	“Leased Employee”	2-7
2.31	“Non-Highly Compensated Employee”	2-7
2.32	“Normal Retirement Age”	2-7
2.33	“Participant”	2-7
2.34	“Plan”	2-7

i

2.35	“Plan Assets”	2-7
2.36	“Plan Year”	2-7
2.37	“Present Value”	2-7
2.38	“Prior Plan”.	2-7
2.39	“Profit Sharing Contribution Account”	2-7
2.40	“Rollover Account”	2-7
2.41	“Section 401(k) Contribution Account”	2-7
2.42	“Severance”	2-8
2.43	“Six Consecutive Months”	2-8
2.44	“Surviving Spouse”.	2-8
2.45	“Top-Heavy Plan”	2-8
2.46	“Top-Heavy Ratio”	2-8
2.47	“Trust”.	2-9
2.48	“Trustee”	2-9
2.49	“Valuation Date”	2-9
2.50	“Vesting Years”.	2-9

ARTICLE 3 ELIGIBILITY AND PARTICIPATION	3-1
3.1	Eligibility and Participation.	3-1
3.2	Participants in the Prior Plan.	3-1
3.3	Absences and Severances of Less Than 12 Months.	3-1
3.4	Reemployment of Former Participant.	3-1

ARTICLE 4 CONTRIBUTIONS AND ALLOCATION	4-1
4.1	Section 401(k) Contributions.	4-1
4.2	Profit Sharing Contributions.	4-4
4.3	Annual Employer Contributions.	4-5
4.4	Minimum Contribution for Top-Heavy Years.	4-6
4.5	Return of Contributions by the Employer.	4-6
4.6	Catch-up Contributions.	4-7
4.7	Participant After-Tax Contributions.	4-7
4.8	Rollover Contributions.	4-7
4.9	Reemployment of Veterans.	4-8

ARTICLE 5 LIMITATIONS ON ANNUAL ADDITIONS	5-1
5.1	Definitions.	5-1
5.2	Limitation on Annual Additions.	5-4
5.3	Limitation in Case of Defined Benefit Plan and Defined Contribution Plan for the Same Employee.	5-6

ARTICLE 6 VESTING AND FORFEITURES	6-1
6.1	Vesting Provisions.	6-1

6.2	Allocation of Forfeitures.	6-3
6.3	Vesting Upon Termination or Partial Termination of the Plan or Discontinuance of Contributions.	6-3
6.4	Unclaimed Account Procedure.	6-3

ARTICLE 7 INVESTMENT OF ACCOUNTS	7-1
7.1	Funding Policy and Method.	7-1
7.2	Funding Policy.	7-1
7.3	Investment Elections.	7-1
7.4	Investment Adjustment.	7-1
7.5	Insurance.	7-1
7.6	Loans.	7-1

ARTICLE 8 WITHDRAWALS AND DISTRIBUTIONS	8-1
8.1	Withdrawals from Section 401(k) Contribution Account, Annual Employer Contribution Account and Profit Sharing Contribution Account.	8-1
8.2	Withdrawals from Rollover Account.	8-1
8.3	Events of Distribution to Participants.	8-1
8.4	Amount of Payment.	8-1
8.5	Time of Payment to a Participant.	8-2
8.6	New Minimum Distribution Requirements.	8-3
8.7	Restrictions on Section 401(k) Withdrawals and Distributions.	8-6

ARTICLE 9 FORM OF PAYMENT TO PARTICIPANTS	9-1
9.1	General.	9-1
9.2	Qualified Joint and Survivor Annuity.	9-1
9.3	Incidental Benefits.	9-3
9.4	Distribution Periods.	9-4
9.5	Minimum Distribution.	9-6
9.6	Life Expectancy.	9-7
9.7	Transitional Rule.	9-7
9.8	Direct Rollover.	9-8

ARTICLE 10 DEATH BENEFITS	10-1
10.1	Preretirement Survivor Annuity.	10-1
10.2	Balance of Death Benefit.	10-3

ARTICLE 11 THE COMMITTEE	11-1
11.1	Committee.	11-1
11.2	Membership.	11-1
11.3	Rules and Regulations.	11-1
11.4	Powers.	11-1
11.5	Action of the Committee.	11-2

11.6	Miscellaneous Administration Provisions.	11-2
11.7	Initial Claims Procedure.	11-3
11.8	Claim Review Procedure.	11-4

ARTICLE 12 AMENDMENT AND TERMINATION	12-1
12.1	Amendment and Termination.	12-1
12.2	Distribution of Plan Assets Upon Termination of the Plan.	12-2

ARTICLE 13 EXTENSION OF PLAN	13-1
13.1	Adoption by Affiliate.	13-1

ARTICLE 14 TOP-HEAVY RULES	14-1
14.1	Definitions.	14-1
14.2	Limitation on Earnings.	14-3
14.3	Minimum Contribution.	14-3
14.4	Limitations on Benefits.	14-3
14.5	Modification of Top-Heavy Rules.	14-4

ARTICLE 15 MISCELLANEOUS	15-1
15.1	Construction.	15-1
15.2	Assignment or Alienation of Benefits.	15-1
15.3	Data.	15-1
15.4	Employment Relationship.	15-1
15.5	Merger or Transfer of Plan Assets.	15-2
15.6	Incompetency or Disability.	15-2
15.7	Nontransferability of Annuities.	15-2
15.8	Governing Law.	15-2
15.9	Severability.	15-2
15.10	Death Benefits Under USERRA-Qualified Active Military Service.	15-2

ARTICLE 1

INTRODUCTION AND PURPOSE

1.1           Amendment and Restatement.  LSI Industries, Inc. hereby restates the LSI Industries Inc. Retirement Plan in its entirety, effective as of July 1, 2012, in this document as the Plan and in the accompanying LSI Industries Inc. Retirement Trust; provided, however, such other effective dates as are specified in the Plan for particular provisions shall be applicable.  This restatement incorporates all amendments made to the Plan prior to the date of the restatement.

1.2           Purpose of the Plan.  The purpose of the Plan is to provide retirement and other benefits for Participants and their respective beneficiaries.  Except as otherwise provided by Section 5.2 and by law, the assets of the Plan shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, and it shall be impossible for any part of the assets or income of the Plan to be used for, or diverted to, purposes other than such exclusive purposes.  In accordance with section 401(a)(27) of the Code, the Plan is hereby designated as a profit sharing plan.

1-1

ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1           “Account” means a Participant’s allocable share of the Plan Assets.  A Participant’s Account may include one or more of the following subaccounts: Annual Employer Contribution Account; Profit Sharing Contribution Account; Section 401(k) Contribution Account; and Rollover Account.

2.2           “Accounting Date” means each day that the New York Stock Exchange is open.

2.3            (a)           “Actual Deferral Percentage” for a group of Participants for a Plan Year is the average of the ratios, calculated separately for each such Employee in such group, of:

(1)           the amounts contributed on behalf of each such Employee to the Plan for such Plan Year under Section 4.1 to

(2)           the Employee’s Adjusted Compensation for such Plan Year.

(b)           If the Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of computing the Actual Deferral Percentages and for determining whether the nondiscrimination rules of Section 4.1(b) currently are satisfied.  Plans may be aggregated hereunder only if they have the same plan year.  If such aggregation applies, the other plans must use a testing method consistent with this Plan.

(c)           For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee, all cash or deferred arrangements under section 401(k) of the Code of the Employer (and other employers taken into account under section 414 of the Code) in which such Highly Compensated Employee is a participant, shall be treated as one cash or deferred arrangement under section 401(k) of the Code.  If such arrangements have different plan years, this provision shall be applied by treating all such arrangements ending with or within the same calendar year as a single arrangement.

2.4           “Adjusted Compensation” means Section 415 Compensation (as defined in Section 5.1(g)) plus elective or salary reduction amounts which are excludable from gross income under sections 125, 402(a)(8), 402(h), 403(b) or 132(f) of the Code.

2.5           “Administrator” or “Plan Administrator” means the individual, committee or entity appointed as such by the Board, provided that if none is so appointed, then it means the Employer.

2-1

2.6           “Adoption Agreement” means the written instrument evidencing the adoption of the Plan by an Affiliate, pursuant to Article 13 of the Plan.  The instrument shall be executed by the adopting Employer and the Company.  The Adoption Agreement may specify provisions applicable to Employees of the adopting Employer which vary from the other provisions of the Plan.  The Adoption Agreement shall be considered part of the Plan document.

2.7           “Affiliate” means each of the following for such period of time as is applicable under section 414 of the Code:

(a)           a corporation which, together with the Employer, is a member of a controlled group of corporations within the meaning of section 414(b) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

(b)           a trade or business (whether or not incorporated) with which the Employer is under common control within the meaning of section 414(c) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

(c)           an organization which, together with the Employer, is a member of an affiliated service group (as defined in section 414(m) of the Code); and

(d)           any other entity required to be aggregated with the Employer under section 414(o) of the Code.

2.8           “Annual Earnings” mean wages, salaries, other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits and bonuses), and earned income (within the meaning of section 401(c)(2) of the Code) from the Employer and all Affiliates.  The term includes income from sources outside the United States (as defined in section 911(b) of the Code) and is determined without regard to the exclusions from gross income in sections 931 and 933 of the Code.  Annual Earnings shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, automobile allowances, stock option gains and severance pay.  Annual Earnings shall be taken into account in the Plan Year in which they are actually paid.  Annual Earnings shall be taken into account only while an Employee is a Participant.

Annual Earnings shall include amounts that are contributed by an Employer pursuant to the provisions of a salary reduction agreement and that are not included in the gross income of the Participant but for section 402(e)(3) of the Code (relating to a salary reduction election under section 401(k) of the Code), section 125 of the Code (relating to the cafeteria or flexible benefit plans), section 402(h) of the Code (relating to SEPs), section 403(b) of the Code (relating to certain tax deferred annuities), section 457(b) of the Code (relating to deferred compensation plans of state and local governments and tax-exempt organizations), section 414(h)(2) of the Code (relating to certain picked-up employee contributions) or Section 132(f) of the Code (relating to qualified transportation fringes).

2-2

Solely for purposes of determining the Actual Deferral Percentage, the Administrator, in lieu of the definition of “Annual Earnings” set forth above, may use any definition that satisfies section 414(s) of the Code.

For any Plan Year beginning before June 30, 2002, only the first $170,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) of a Participant’s Annual Earnings shall be taken into account.

The Annual Earnings of each Participant taken into account in determining allocations for any Plan Year beginning after June 30, 2002 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to Annual Earnings for the determination period that begins with or within such calendar year.

2.9           “Annual Employer Contribution Account” means the separate portion of each Participant’s Account which reflects the Annual Employer Contributions under Section 4.3 and forfeitures allocated thereto as adjusted in accordance with Article 7.

2.10           “Beneficiary” means the person or persons who, under the provisions of Article 9 and Article 10, shall be entitled to receive a distribution, if any, payable under the Plan in the event such Participant  or former Participant dies before his interest has been distributed to him in full.

2.11           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.12           “Code” means the Internal Revenue Code of 1986, as amended at the particular time applicable.  A reference to a section of the Code shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.13           “Committee” means the committee established in accordance with the provisions of Article 11, at the time designated, qualified, and acting hereunder.

2.14           “Company” means LSI Industries Inc., its successors and any entity into which it is merged or consolidated.

2.15           “Dependent” means any unmarried:

(a)           natural child of the Employee, provided the child is principally dependent upon the Employee for support and/or resides with the Employee; or

(b)           stepchild or legally adopted child (or legally placed child pending adoption) of the Employee, provided the child is principally dependent upon the Employee for support and resides with the Employee; or

(c)           foster child provided that such child meets the dependency ruling by the IRS and has been a member of the Employee’s household for the entire prior calendar year; or

2-3

(d)           child for whom the Employee is the legal guardian, provided the child is principally dependent upon the Employee for support and resides with the Employee.

The dependent must also be one of the following:

(a)           age 18 or younger;

(b)           age 19 to 23, if the child is a full-time student; or

(c)           a disabled dependent older than age 19.

Notwithstanding the foregoing, an adult who lives with the Employee at least 8 hours a day and who is physically or mentally unable to care for himself is also a dependent.

2.16           “Determination Date” with respect to any Plan Year for the Plan, means the last day of the preceding Plan Year.

2.17           “Determination Period” means, with respect to any Plan Year, the five Plan Years ending on the Determination Date with respect to such Plan Year.

2.18           “Disability” means, with respect to a Participant, a Participant who has been determined by the Plan Administrator to be receiving total and permanent disability benefits under the Social Security Act in effect at the date of disability.

2.19           “Effective Date” means, for purposes of any provisions of this Plan that are required to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994, the Effective Date shall mean December 12, 1994.  For purposes of any provisions of this Plan that are required to comply with the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997, the Effective Date shall mean the dates as specified in the Plan for various provisions.  For purposes of the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Relief Act of 2000, the Effective Date shall mean the dates specified in the applicable law.  For purposes of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Effective Date shall mean July 1, 2002, unless otherwise specified.  For purposes of the merger of the Pension Plan of LSI Industries Inc. (originally effective July 1, 1980 and amended and restated July 1, 1984) into the Profit Sharing Plan of LSI Industries Inc. (originally effective July 1, 1977 and amended and restated July 1, 1984), the Effective Date shall mean June 30, 1995.  For all other purposes, the Effective Date of this amendment and restatement shall mean July 1, 2001.

2.20           “Employee” means an individual who performs services for the Employer and who is considered by the Employer in its sole and absolute discretion to be an Employee for purposes of the Plan.  The term shall include for all Plan purposes except participating in the Plan and sharing in contributions by the Employer, any “Leased Employee” as defined below.  The term shall not include an individual who performs services for the Employer solely as a director or an independent contractor or any individual covered by a collective bargaining agreement, unless such agreement specifically provides for coverage under the Plan.  A determination that an individual is an employee of the Employer for other purposes such as employment tax purposes, shall have no bearing whatsoever on the determination of whether the individual is an Employee under the Plan if the Employer does not consider the individual to be its Employee for purposes of the Plan.

2-4

2.21           “Employer” means the Company and any Affiliate which adopts the Plan, or any successor or assign of any of them.  With respect to particular Employees and Participants, the term “Employer” means the entity by which they are or were employed.

2.22           “Employer-Approved Leave of Absence” means a temporary absence from work not exceeding 12 months resulting from illness, layoff or other cause if authorized in advance by an Employer or Affiliate pursuant to its uniform leave policy, if the individual’s employment shall not otherwise be terminated during the period of such absence.

2.23           “Entry Date” means each January 1 and July 1.

2.24           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, at the particular time applicable.  A reference to a section of ERISA shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.25           “Excess Earnings” means a Participant’s Annual Earnings for a particular Plan Year in excess of the “Taxable Wage Base.”  “Taxable Wage Base” means for any Plan Year, the maximum amount of earnings for the calendar year which includes the beginning of such Plan Year which may be considered wages for such calendar year under section 3121(a)(1) of the Code (which pertains to FICA wages).

2.26           “Five-Percent Owner” means any person who owns (or is considered as owning within the meaning of sections 318 and 416 of the Code) more than 5 percent of the capital or profits interest in the Employer.

2.27           “Highly Compensated Employee” means as determined under section 414(q) of the Code and the Treasury Regulations thereunder, an individual who, at any time during the Plan Year is an Employee, and who:

(a)           during the Plan Year or the preceding twelve month period was at any time a Five-Percent Owner; or

(b)           received Adjusted Compensation from the Employer in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code) during the 12 month period preceding the Plan Year and, if elected by the Employer, was in the group consisting of the top 20 percent of the Employees when ranked on the basis of Adjusted Compensation paid during such preceding 12 month period.

2-5

2.28           (a)           “Hour of Service” means each of the following, determined from records of hours worked and hours for which payment is made or due, provided that the same hour shall not be counted more than once:

(1)           each hour for which an individual is paid, or entitled to payment for work for the Employer, which hours shall be credited to such individual for the computation period or periods in which the duties are performed;

(2)           each hour for which an individual is paid, or entitled to payment, by the Employer on account of a period of time during which no work is performed (irrespective of whether his employment relationship has terminated) due to vacation, holiday, illness, incapacity (including short-term disability, but excluding long-term disability), layoff, jury duty, military duty or leave of absence, but excluding any payments which solely reimburse him for medical or medically related expenses and excluding any payments made or due under a plan maintained solely for the purposes of complying with applicable workers’ compensation or unemployment compensation or disability insurance laws; provided, however, no more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and provided further that Hours of Service under this paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

(3)           each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that the same Hours of Service shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3); and provided further, that Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein and shall be calculated pursuant to the regulations referred to therein; and provided further, that these Hours of Service shall be credited to such individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(4)           each regularly scheduled hour of work for which an Employee would have been compensated during military service if his employment status immediately prior thereto had continued.

(b)           For purposes of determining service under (a)(1), (2), (3), and (4) above, service (including service as a self-employed individual) for the following shall be treated as if it were service for the Employer:

(1)           each Affiliate; and

(2)           each predecessor employer within the meaning of, and to the extent required under, section 414(a) of the Code.

(c)           Anything in the Plan to the contrary notwithstanding, in determining an Employee’s service, he shall be entitled to such credit, if any, as is required by federal law.

2-6

2.29           “Key Employee” means any Participant who, at any time during the Plan Year, is described in section 416(i)(1) of the Code.

2.30           “Leased Employee” means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer.

2.31           “Non-Highly Compensated Employee” means an individual who is not a Highly Compensated Employee and who, at any time during the Plan Year, is an Employee.

2.32           “Normal Retirement Age” means age 60.

2.33           “Participant” means an Employee who satisfies the eligibility requirements of Article 3 and also means a former Employee who has an Account under the Plan.

2.34           “Plan” means the LSI Industries Inc. Retirement Plan as set forth in this document and, if amended at any time, then as so amended.

2.35           “Plan Assets” means the assets of the Plan at the particular time applicable.

2.36           “Plan Year” means the 12 month period beginning on July 1 and ending on the following June 30.

2.37           “Present Value” means, with respect to a defined benefit plan, the present value based on the interest and mortality rates specified under the applicable defined benefit plan for purposes of computing the Top-Heavy Ratio.  The actuarial assumptions used for all plans within the same aggregation group must be the same.

2.38           “Prior Plan” means the LSI Industries Inc. Retirement Plan and Trust as it existed prior to the Effective Date.

2.39           “Profit Sharing Contribution Account” means the separate portion of each Participant’s Account which reflects the Employer’s contributions under Section 4.2 and forfeitures allocated thereto as adjusted in accordance with Article 7.

2.40           “Rollover Account” means the separate portion of each Participant’s Account which reflects the Participant’s rollover contributions, if any, made pursuant to Section 4.8 as adjusted in accordance with Article 7.

2.41           “Section 401(k) Contribution Account” means the separate portion of each Participant’s Account which reflects contributions on behalf of such Participant under Section 4.1, if any, as adjusted in accordance with Article 7.

2-7

2.42           “Severance” means an absence from the employment of the Employer and all Affiliates beginning on the earliest of death, termination, discharge, retirement or the first anniversary of any other absence (with or without pay).

2.43           “Six Consecutive Months” means a 6 consecutive month period beginning on the Employee’s first day of employment during which the Employee has at least one Hour of Service during each month.

2.44           “Surviving Spouse” means a Participant’s surviving spouse (who, in the case of the Qualified Joint and Survivor Annuity, is the spouse to whom the Participant was married on the date on which his benefit payments commenced) except to the extent that a former spouse is treated as such, for purposes of the Plan, under a qualified domestic relations order as described in section 414(p) of the Code.

2.45           “Top-Heavy Plan” means the Plan, with respect to any Plan Year, if the Top-Heavy Ratio exceeds 60 percent.

2.46           “Top-Heavy Ratio” means, for the Plan or an Aggregation Group of which the Plan is a part, a fraction, the numerator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all Key Employees and the denominator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all participants.  The Top-Heavy Ratio shall be determined in accordance with section 416 of the Code and the applicable regulations thereunder, including, without limitation, the provisions relating to rollovers and the following provisions:

(a)           The value of account balances under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(b)           The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the determination dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(c)           The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12 month period ending on the applicable determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

(d)           A simplified employee pension shall be treated as a defined contribution plan; provided, however, at the election of the Employer, the Top-Heavy Ratio shall be computed by taking into account aggregate employer contributions in lieu of the aggregate of the accounts of employees.

(e)           Distributions (including distributions under a terminated plan which had it not been terminated would have been included in the Aggregation Group) within the 5-year period ending on a determination date shall be taken into account.

2-8

(f)           Defined contribution account balances shall be adjusted to reflect any contribution not actually made as of a determination date but required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

(g)           Deductible voluntary contributions shall not be included.

(h)           There shall be disregarded the account balances and accrued benefits of a Participant:

(1)           who is not a Key Employee but who was a Key Employee in a prior Plan Year, or

(2)           with respect to a Plan Year beginning after 1984, who has not performed services for the Employer maintaining the Plan at any time during the 5-year period ending on the determination date.

(i)           The accrued benefit of a Participant other than a Key Employee shall be determined (1) under the method, if any, which uniformly applies for accrual purposes under all defined benefit plans of the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

2.47           “Trust” means the LSI Industries Inc. Retirement Trust as established pursuant to agreement between the Employer and Trustee, under which the Plan Assets are held, and, if amended at any time, then as so amended.

2.48           “Trustee” means the trustee under the Trust.

2.49           “Valuation Date” with respect to a Determination Date under the Plan, means the Accounting Date coinciding with such Determination Date.

2.50           “Vesting Years” mean the sum of the Plan Years (including Plan Years prior to the Effective Date) during which an individual completes 1,000 or more Hours of Service.  If a Participant terminates employment and is reemployed by an Employer as an Employee, he shall receive credit for all years of service prior to his termination of employment, regardless of the years between his termination of employment and reemployment.

2-9

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1           Eligibility and Participation.  Each Employee who is not already a Participant shall become a Participant as of the Entry Date (either January 1 or July 1) coinciding with or next following the date on which he meets the following requirements:

(a)           he is at least 21 years old, and

(b)           he has been an Employee for Six Consecutive Months.

3.2           Participants in the Prior Plan.  Anything in Section 3.1 to the contrary notwithstanding, a person who was a participant in the Prior Plan on the day immediately prior to the Effective Date shall continue to be a Participant in the Plan on the Effective Date.

3.3           Absences and Severances of Less Than 12 Months.

(a)           Absences.  If, on the Entry Date determined under Section 3.1 (either January 1 or July 1), an Employee is absent from employment for reasons other than termination, discharge, or retirement, and if the individual returns to employment within 12 months, then, upon the termination of such absence, and provided the individual is an Employee, he shall become a Participant retroactive to such Entry Date.

(b)           Severances.  If an Employee’s Entry Date determined under Section 3.1, falls within a period of Severance of 12 months or less taken into account as Service under Section 2.28, then, provided the individual is an Employee, the individual shall become a Participant on the date on which such period of Severance ends.

3.4           Reemployment of Former Participant.  If a former Participant is reemployed as an Employee, then, provided that he meets the requirements of Section 3.1, he shall become a Participant again as of the date of such reemployment.

3-1

ARTICLE 4

CONTRIBUTIONS AND ALLOCATION

4.1           Section 401(k) Contributions.

(a)           Salary Deferral Contributions.

(1)           Salary Reduction.  Each Participant who is an Employee may enter into a salary reduction agreement with the Employer whereby he authorizes the Employer to reduce his Annual Earnings, or any part thereof, by such percentage as he shall specify.  Effective prior to February 1, 2002, the Participant may elect to defer not less than 1% of his Annual Earnings nor more than 15% of his Annual Earnings for any Plan Year.  Such deferral percentage must be in whole percentage increments.  Effective as of February 1, 2002, the Participant may elect to defer not less than 1% of his Annual Earnings nor more than 25% of his Annual Earnings for any Plan Year.

(2)           Maximum Deferral Amount.  In no event shall a Participant’s Annual Earnings in any calendar year be reduced by a salary reduction agreement under (1) above (and under all other plans, contracts or arrangements of the Employer which allow elective deferrals within the meaning of section 402(g)(3) of the Code) in an amount greater than the maximum amount that may be contributed as an elective deferral for any calendar year under section 402(g) of the Code.  This amount may be adjusted by the Secretary of Treasury under section 402(g)(5) of the Code for cost of living adjustments.  The maximum amount that may be deferred for the calendar year beginning January 1, 2002 is $11,000.

(3)           Contribution to the Plan.  Subject to the limitations under Article 5, paragraph (2) above and paragraph (b) below, the Employer shall so reduce the Participant’s Annual Earnings and shall contribute to the Plan on behalf of each such Participant an amount equal to the reduction in the Participant’s Annual Earnings.  Such contribution shall be credited to the Participant’s Section 401(k) Contribution Account.

Such contributions shall be made as soon as the Employer can reasonably segregate such amounts, but not later than the 15th business day of the month following the month in which such amounts would have otherwise been payable to the Participant.  Such contributions for a Plan Year which are made before the end of such Plan Year shall be credited as of the Accounting Date coinciding with or next following the Trustee’s receipt thereof, and such contributions for a Plan Year which are received after the end of such Plan Year shall be credited as of the last Accounting Date of such Plan Year.  Such contributions for a Plan Year which are received after the end of such Plan Year, although credited for such Plan Year, shall be posted to Participants’ Accounts as of the Accounting Date coinciding with or next following the Trustee’s receipt of the contributions.  Accordingly, such contributions will not be invested and begin receiving earnings or losses until the date they are posted to the Accounts.

(4)           Procedural Matters.  A Participant may enter or change a salary reduction agreement under (1) above at any time by giving the Committee advance notice in a manner prescribed by the Committee.  In no event may a salary reduction agreement be entered into retroactively.  In addition, the Employer may require or allow a Highly Compensated Employee to reduce the percentage or amount specified in his salary reduction agreement to the extent that the Employer reasonably anticipates that without the reduction, the limits set forth in Sections 4.1(a)(2), 4.1(b), or Article 5 would be exceeded for the Plan Year.

4-1

A Participant may elect, in a manner specified by the Committee, to terminate a salary reduction agreement at any time once notice has been given.  Any such election shall be effective as soon as administratively feasible.  Such elections shall be effective only with respect to Annual Earnings not yet earned as of the effective date of such election.

(b)           Limitation on Section 401(k) Contributions.  The Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees shall not exceed the greater of:

(1)           1.25 times the Actual Deferral Percentage for all the Participants who are Non-Highly Compensated Employees for the Plan Year, or

(2)           the lesser of:

(A)           Two times the Actual Deferral Percentage for all the Participants who are Non-Highly Compensated Employees for the preceding Plan Year, provided that the Actual Deferral Percentage for the Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year by more than 2 percentage points; or

(B)           such amount as the Secretary of Treasury may prescribe to prevent multiple use of this alternative limitation with respect to any Highly Compensated Employee.  Effective for Plan Years beginning after June 30, 2002, the multiple use shall not be applied.

(c)           Return of Excess Elective Deferrals.

(1)           Participant Election.  If amounts are includable in a Participant’s gross income under section 402(g) of the Code for a taxable year of the Participant, the Participant may elect to receive a distribution from his Section 401(k) Contribution Account in an amount up to the sum (or difference) of:

(A)           the lesser of:

(i)           the amount includable in his gross income under section 402(g) of the Code for the taxable year; or

(ii)           the amount of his salary deferrals under Section 4.1(a) for the taxable year; plus (or minus)

(B)           the income (or loss) allocable to the amount determined under (A) above determined by the Administrator in accordance with Treasury Regulations.

4-2

(2)           Procedure.  An election under (1) above shall be made in such manner as the Administrator shall direct and shall be effective only if received by the Administrator no later than the first March 1st following the close of the Participant’s taxable year to which the election relates.  A Participant who has exceeded the limits of Section 4.1(a)(2) shall be deemed to have made an election hereunder to the extent of such excess.

(3)           Distribution.  Any other provisions of the Plan to the contrary notwithstanding, the amount determined under (1) if properly elected under (2) shall be paid to the Participant as a lump sum no later than the first April 15th following the close of the Participant’s taxable year to which the election relates.

(4)           Effect on Other Provisions.  Except to the extent provided by the Secretary of the Treasury or his delegate, distributions hereunder shall be taken into account under Section 4.1(b).

(d)           Excess Section 401(k) Contributions.

(1)           Excess Actual Deferral Percentage.  If the Actual Deferral Percentage for a Plan Year for the Participants who are Highly Compensated Employees exceeds the maximum amount allowable under Section 4.1(b), then the Administrator shall determine the amount to be distributed and the Highly Compensated Employees subject to receiving a distribution in accordance with the Code and applicable Treasury Regulations.

(2)           Distribution.  Any other provisions of the Plan to the contrary notwithstanding, the Administrator shall distribute the amount determined under (1) above to each Highly Compensated Employee determined under (1) above as a lump sum no later than the last day of the following Plan Year; provided however, the Employer shall be subject to a 10% excise tax under section 4979 of the Code if the distributions are not made before the close of the first 2½ months of such following Plan Year.

(3)           Effect on Other Provisions.  If distributions are made in accordance with this Section 4.1(d) with respect to a Plan Year, then the limitations of Section 4.1(b) shall be deemed satisfied for the Plan Year.  Except to the extent provided by the Secretary of Treasury, distributions hereunder shall be taken into account under Article 5.

With respect to excess contributions made in taxable year 2007, the Plan Administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess contribution occurred and prior to the distribution); provided that the Plan Administrator will calculate and distribute the gap period allocable income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s Account.  With respect to excess contributions made in taxable years after 2007, gap period income may not be distributed.

4-3

4.2           Profit Sharing Contributions.

(a)           General.  Except as provided in an Adoption Agreement, for each Plan Year, each Employer shall contribute to the Plan such amount (if any) as the Board shall determine in its sole discretion by action specifying the amount of such contribution (such amount being hereinafter referred to as the Employer’s “Profit Sharing Contribution”), subject to Article 5.  The Company may establish separate discretionary “Contribution Pools” for separate business locations.  Profit Sharing Contributions to each of the “Contribution Pools” are discretionary and determined separately each year by the Board.

(b)           Participants Entitled to Receive an Allocation of Profit Sharing Contribution.  A Participant shall be entitled to receive an allocation of the Profit Sharing Contribution under (a) above to the Plan for a Plan Year if he is:

(1)           a Participant who is credited with 1,000 or more Hours of Service during such Plan Year, provided that he is in the employment of the Employer as an Employee on the last day of such Plan Year;

(2)           a Participant who died during such Plan Year and prior to the termination of his employment as an Employee;

(3)           a Participant who retired from his employment as an Employee on or after his reaching Normal Retirement Age during such Plan Year;

(4)           a Participant who incurred a Disability and retired from his employment as an Employee as a result thereof during such Plan Year; or

(5)           a Participant who is on an Employer-Approved Leave of Absence from his employment as an  Employee at the close of such Plan Year, if he received compensation from the Employer during such Plan Year.

Notwithstanding the foregoing, Participants excluded from receiving a Profit Sharing Contribution pursuant to an Adoption Agreement shall not be included in an allocation pursuant to this Section 4.2.

(c)           Allocation Formula.  Subject to the limitations of Article 5, as of the last Accounting Date for a Plan Year, there shall be allocated to the Profit Sharing Contribution Account of each Participant qualified, under (b) above, to receive such an allocation, that portion of the Profit Sharing Contribution under (a) above for such Plan Year that bears the same ratio to the total amount of such Contribution as the Annual Earnings of such Participant for such Plan Year bears to the total amount of the Annual Earnings of all such Participants eligible to share in such allocation in the Contribution Pool for such Plan Year.  Such contribution shall not be posted to Participants’ Accounts until the Accounting Date coinciding with or next following the date it is actually received by the Trustee.  Accordingly, such contributions will not be invested and begin receiving earnings or losses until the date they are posted to the Accounts.

4-4

4.3           Annual Employer Contributions.

(a)           General.  Except as provided in an Adoption Agreement, each Employer shall contribute for each Plan Year beginning on or after July 1, 1994, an amount equal to the sum of 4% of Annual Earnings plus 4% of Excess Earnings (hereinafter the “Annual Employer Contribution”) for such Plan Year paid by such Employer to each Participant who satisfies the requirements of Section 4.3(b).  Except as provided in an Adoption Agreement, each Employer shall contribute for each Plan Year beginning on or after July 1, 2009, an amount equal to the sum of 2% of Annual Earnings plus 2% of Excess Earnings (hereinafter the “Annual Employer Contribution”) for such Plan Year paid by such Employer to each Participant who satisfies the requirements of Section 4.3(b).  Except as provided in an Adoption Agreement, each Employer shall contribute for each Plan Year beginning on or after July 1, 2012, an amount equal to the sum of 4% of Annual Earnings plus 4% of Excess Earnings (hereinafter the “Annual Employer Contribution”) for such Plan Year paid by such Employer to each Participant who satisfies the requirements of Section 4.3(b).

(b)           Participants Entitled to Receive an Allocation of Annual Employer Contribution.  A Participant shall be entitled to receive an allocation of the Annual Employer Contribution under (a) above to the Plan for a Plan Year if he is:

(1)           a Participant who is credited with 1,000 or more Hours of Service during such Plan Year, provided that he is in the employment of the Employer as an Employee on the last day of such Plan Year;

(2)           a Participant who died during such Plan Year and prior to the termination of his employment as an Employee;

(3)           a Participant who retired from his employment as an Employee on or after his reaching Normal Retirement Age during such Plan Year;

(4)           a Participant who incurred a Disability and retired from his employment as an Employee as a result thereof during such Plan Year; or

(5)           a Participant who is on an Employer-Approved Leave of Absence from his employment as an Employee at the close of such Plan Year, if he received compensation from the Employer during such Plan Year.

Notwithstanding the foregoing, Participants excluded from receiving an Annual Employer Contribution pursuant to an Adoption Agreement shall not be included in an allocation pursuant to this Section 4.3.

(c)           Allocation Formula.  Subject to the limitation of Article 5, as of the last Accounting Date for a Plan Year, there shall be allocated to the Annual Employer Contribution Account of each Participant qualified under (b) above to receive such an allocation, an amount determined as follows:

4-5

(1)           an amount equal to 4% multiplied by each Participant’s Annual Earnings for that Plan Year shall be allocated to the Annual Employer Contribution Account of each Participant, plus

(2)           an amount equal to 4% multiplied by each Participant’s Excess Earnings for that Plan Year shall be allocated to the Annual Employer Contribution Account of each Participant with Excess Earnings.

Such contribution shall not be posted to Participants’ Accounts until the Accounting Date coinciding with or next following the date it is actually received by the Trustee.  Accordingly, such contributions will not be invested and begin receiving earnings or losses until the date they are posted to the Accounts.

4.4           Minimum Contribution for Top-Heavy Years.

(a)           General.  Anything in Sections 4.1, 4.2 or 4.3 to the contrary notwithstanding, for any Plan Year for which the Plan is a Top-Heavy Plan, the amount of Employer contributions and forfeitures (excluding contributions under Section 4.1(a)) allocated on behalf of any Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year shall not be less than such Participant’s Section 415 Compensation times the lesser of (1) 3% or (2) the largest percentage of such contributions and forfeitures (including contributions under Section 4.1(a)),expressed as a percentage of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year.  For these purposes, “Section 415 Compensation” shall mean the first $170,000 (as adjusted by the Secretary of Treasury at the same time and in the same manner as under section 415(d) of the Code) of a Participant’s Section 415 Compensation (as defined in Section 5.1(g)) for Plan Years beginning before July 1, 2002.  For Plan Years beginning after June 30, 2002, “Section 415 Compensation” shall mean the first $200,000 as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.  The minimum allocation is determined without regard to any Social Security contribution.

This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of the Participant’s failure to complete 1,000 Hours of Service.

(b)           Participants Also Covered Under Defined Benefit Plan.  If a Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year also participates in one or more defined benefit plans which are part of the same Aggregation Group as the Plan, and if such defined benefit plan or plans do not satisfy the minimum benefit requirements of section 416 of the Code with respect to such Participant, then, with respect to such Participant, “5%” shall be substituted for “the lesser of (1) 3% or (2) the largest percentage of such contributions and forfeitures (including contributions under Section 4.1(a)), expressed as a percentage of Section 415 Compensation) allocated on behalf of any Key Employee for that Plan Year” in (a) above.

4.5           Return of Contributions by the Employer.

(a)           Mistake of Fact.  If a contribution by the Employer to the Plan is made by reason of a mistake of fact, then, subject to (d) below, such contribution may be returned to the Employer within 1 year after the payment of such contribution.

4-6

(b)           Qualification.  Contributions by the Employer to the Plan are conditioned upon the initial qualification of the Plan under section 401 of the Code.  If the Plan receives an adverse determination with respect to its initial qualification under the Code, then the entire assets attributable to the Employer’s contributions may be returned to the Employer within 1 year after such determination.

(c)           Deductibility.  Contributions by the Employer to the Plan are conditioned upon the deductibility of such contributions under section 404 of the Code, and, subject to (d) below, such contributions (to the extent disallowed) may be returned to the Employer within 1 year after the disallowance of the deduction.

(d)           Limitation on Return.  The amount of the contribution which may be returned to the Employer under paragraph (a) or (c) above shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction.  Earnings attributable to such excess may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.  Furthermore, the amount of the contribution which may be returned shall be limited so as not to cause the balance to the credit of a Participant’s Account to be reduced to less than the balance which would have been credited to his Account had such contribution not been made.

4.6           Catch-up Contributions.  Effective as soon as administratively possible after February 1, 2006, all Participants who enter into a salary reduction agreement under this Plan and who will attain age 50 or more before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 414(v) of the Code, as determined by the Administrator.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitation of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.7           Participant After-Tax Contributions.  After-tax contributions by Participants shall neither be required nor permitted.

4.8           Rollover Contributions.  A Participant while an Employee may contribute to the Plan money that qualifies for such a rollover under the provisions of sections 402(c)(5) or 403(a)(4) or (5) of the Code or that qualifies as a rollover contribution under section 408(d)(3) of the Code; provided however, no amounts constituting accumulated deductible employee contributions, as defined in section 72(o)(5) of the Code, may be so contributed.  Effective May 1, 2004, the Plan will accept rollovers in any amount.  Any rollover contribution shall be credited to such Participant’s Rollover Account as of the Accounting Date coinciding with or next following the Trustee’s receipt thereof.

4-7

The Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after June 30, 2002, from (a) a qualified plan described in sections 401(a) or 403(a) of the Code, excluding after-tax employee contributions; (b) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and (c) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will not accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income (including an after-tax contribution).

If any amount received as a rollover contribution is determined not to qualify for a rollover, then such amount (adjusted for any gain or loss) shall be returned to the Participant as soon as practical.

4.9           Reemployment of Veterans.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

4-8

ARTICLE 5

LIMITATIONS ON ANNUAL ADDITIONS

5.1           Definitions.  For purposes of this Article 5, the following terms shall have the following meanings:

(a)           “Annual Addition” means, with respect to the Plan, any other Defined Contribution Plan in which a Participant participates or has participated, and any account described in (4) or (5) below, the sum, for the Limitation Year, of:

(1)           all employer contributions (other than amounts restored in accordance with section 411(a)(3)(D) or 411(a)(7)(C) of the Code) allocated to his Account (excluding restorative payments resulting from a fiduciary’s actions for which there is a reasonable risk of liability);

(2)           all forfeitures allocated to his Account;

(3)           (A)           for Limitation Years beginning before January 1, 1987, the lesser of:

(i)           one-half of his own contributions (other than rollover contributions, repayments of loans or of amounts described in section 411(a)(7)(B) of the Code in accordance with the provisions of section 411(a)(7)(C) of the Code, repayments of amounts described in section 411(a)(3)(D) of the Code, direct transfers between qualified plans, and, for Limitation Years after December 31, 1981, deductible employee contributions within the meaning of section 72(o)(5) of the Code), or

(ii)           the amount of his own such contributions in excess of 6% of his Section 415 Compensation for the Limitation Year; and

(B)           for Limitation Years beginning after December 31, 1986, 100% of his own such contributions for the Limitation Year.

(4)           amounts allocated, in years beginning after March 31, 1984, to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer or an Affiliate; and

(5)           amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefits fund, as defined in section 419(e) of the Code, maintained by the Employer or an Affiliate.

5-1

A Participant’s Annual Addition shall include such other amounts as the Commissioner of Internal Revenue properly determines.  An Annual Addition shall be deemed credited to a Participant’s Account with respect to an applicable Limitation Year if it is allocated to his Account under the terms of such plan as of any date within such applicable Limitation Year; provided however, such amount must be actually contributed within the time limit prescribed by applicable Treasury Regulations.

(b)           “Defined Benefit Plan” means a plan (whether or not terminated) of the Employer or an Affiliate that is not a Defined Contribution Plan and that either qualifies under section 401 of the Code or meets the requirements of section 404(a)(2) of the Code.

(c)           “Defined Benefit Plan Fraction,” with respect to a Participant, means, subject to section 2004(d)(2) of ERISA, a fraction:

(1)           the numerator of which is the sum, for all Defined Benefit Plans in which he participates or has participated, of the annual benefit (as determined under section 415(b)(2) of the Code as of the close of the Limitation Year), provided by the Employer and all Affiliates, to which the Participant would be entitled if he continued employment until reaching normal retirement age (or current age, if later) and if his compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later), and

(2)           the denominator of which is the lesser of:

(A)           1.25 times the dollar limitation, under section 415(b)(1)(A) of the Code, in effect for the Limitation Year, or

(B)           1.4 times the Participant’s average Section 415 Compensation for his highest 3 consecutive Limitation Years.

Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in 1 or more Defined Benefit Plans which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.  The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(d)           (1)           “Defined Contribution Plan” means each of the following (whether or not terminated) maintained by the Employer or an Affiliate:

(A)           a plan that is qualified under section 401 of the Code and that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account;

5-2

(B)           a Participant’s contributions to a Defined Benefit Plan; and

(C)           contributions by the Employer or an Affiliate to a simplified employee pension (as defined in section 408(k) of the Code).

(2)           With respect to any Participant who is in control of the Employer within the meaning of section 414(b) or (c) of the Code, as modified by section 415(h) of the Code, the term “Defined Contribution Plan” includes an annuity contract described in section 403(b) of the Code and, with respect to Limitation Years before January 1, 1982, an individual retirement plan (as described in section 7701(a)(37) of the Code).

(e)           “Defined Contribution Plan Fraction,” with respect to a Participant, means, subject to the transition rules under section 415(e) of the Code and subject to the special rules provided by Treasury regulations for special situations (including situations in which past records are not available), a fraction:

(1)           the numerator of which is the sum of the Annual Additions to the Participant’s account for the current Limitation Year and all prior Limitation Years, and

(2)           the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and each prior Limitation Year of the Participant’s service:

(A)           1.25 times the dollar limitation in effect under section 415(c)(1)(A) (without regard to paragraph (6) thereof) of the Code for such Limitation Year, or

(B)           1.4 times the amount which may be taken into account for such Limitation Year under section 415(c)(1)(B) of the Code.

If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.  The Annual Addition for any Limitation Year shall not be recomputed to treat all nondeductible employee contributions as Annual Additions.

(f)           “Limitation Year” means the calendar year or any other 12-consecutive-month period adopted pursuant to written resolution.

5-3

(g)           “Section 415 Compensation” means wages, salaries, other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan), and earned income (within the meaning of section 401(c)(2) of the Code) from the Employer and all Affiliates and (to the extent provided by applicable Treasury Regulations) from an employer purchasing a section 403(b) annuity.  The term includes income from sources outside the United States (as defined in section 911(b) of the Code); but, to the extent provided by applicable Treasury Regulations, the term excludes amounts which receive special tax benefit.  The term also includes differential wage payments (as defined in section 3401(h)(2) of the Code).  Section 415 Compensation is determined without regard to the exclusions from gross income in sections 931 and 933 of the Code.  Deferred compensation is included only with respect to amounts received pursuant to an unfunded non-qualified plan and only in the Limitation Year such amounts are included in the Employee’s gross income.  Section 415 Compensation actually paid or made available to a Participant within a Limitation Year (including, at the election of the Employer, amounts earned but not paid in a Limitation Year because of the timing of pay periods and pay days if these amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees and no amount is included in more than one Limitation Year) shall be used unless, for Limitation Years beginning before December 31, 1991 (or such later date as may be prescribed by Treasury Regulations), the Employer and each Affiliate maintaining a qualified plan elect, by the adoption of a written resolution, to use the Section 415 Compensation accrued for an entire Limitation Year.  The term includes amounts that are includible in gross income of an Employee under the rules of section 409A or 457(f)(1)(A) of the Code or because the amounts are constructively received by the Employee.  Except as follows, in order to be taken into account for a Limitation Year, Section 415 Compensation must be paid or treated as paid to an Employee prior to the Employee’s severance from employment with the Employer.  Section 415 Compensation described below does not fail to constitute Section 415 Compensation merely because it is paid after the Employee’s severance from employment with the Employer provided it is paid by the later of 2½ months after the severance or the end of the Limitation Year that includes the date of the severance.  Section 415 Compensation is subject to this rule if (A) it is regular compensation for services during the Employee’s regular work hours or for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (B) the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.

5.2           Limitation on Annual Additions.

(a)           Limitation Before July 1, 2002.  Effective for Limitation Years beginning before July 1, 2002, subject to Section 5.3, and subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans, the Annual Addition with respect to a Participant for any Limitation Year to which section 415 of the Code applies shall not exceed the lesser of:

5-4

(1)           $30,000 (or, if greater, one-fourth of the Defined Benefit Plan dollar limitation set forth in section 415(b)(1)(A) of the Code (as adjusted under section 415(d) of the Code), determined as of the last day of the applicable Limitation Year), or

(2)           25% of such Participant’s Section 415 Compensation for such Limitation Year.

The limitation in (2) above shall not apply with respect to any contributions for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which are otherwise treated as an Annual Addition under section 415(l) or 419A(d)(2) of the Code.

(b)           Limitations after June 30, 2002.

(1)           Effective Date. This Section shall be effective for Limitation Years beginning after June 30, 2002.

(2)           Maximum Annual Addition. Except to the extent permitted under any provision that permits catch-up contributions under EGTRRA section 631 and section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(A)           $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(B)           100% of the Participant’s Section 415 Compensation for the Limitation Year. The compensation limit shall not apply to any contribution for medical benefits after severance from employment (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(c)           Treatment of Excess Annual Additions.

(1)           General.  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made within the limits of section 415 of the Code, or under other facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth herein, the Annual Addition under the Plan for a particular Participant would cause the limitations of (a) or (b) above applicable to that Participant for the Limitation Year to be exceeded, then:

(A)           a Participant’s or former Participant’s 401(k) deferrals together with any gains allocated thereto shall be returned to the extent that the return would reduce the excess amount (and in such a case the contributions shall be disregarded under the Plan’s provisions relative to sections 402(g), 401(k)(3) and 401(m)(2) of the Code);

5-5

(B)           any excess amount remaining after the application of (A) above shall be deemed a forfeiture for such Plan Year and shall be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan, and shall be allocated and reallocated among Participants’ accounts, pursuant to the Plan’s formula for allocating Employer contributions, in the next Limitation Year (and succeeding Limitation Years, as necessary); and

(C)           if there is any excess amount remaining after the application of  (B) above, a Participant or former Participant’s 401(k) deferrals to be made on behalf of a  Participant or former Participant together with any gains allocated thereto shall be returned to the extent the return would reduce the excess amount (and in such a case the contributions shall be disregarded under the Plan’s provisions relative to sections 402(g), 401(k)(3) and 401(m)(2) of the Code);

(2)           Allocation of Excess Among Plans.  If amounts are allocated to a Participant’s account under more than one Defined Contribution Plan, then any excess shall be deemed to consist of the amounts last allocated, except that Annual Additions attributable to a welfare benefits fund as defined in section 419(e) of the Code will be deemed to have been allocated first regardless of the actual allocation date.  If amounts are allocated under more than one Defined Contribution Plan as of the same date, then the excess attributed to each such plan shall be the same proportion of the total excess as the ratio of the amount allocated to the Participant as of such date under such plan divided by the total amount allocated as of such date (determined without regard to the limitations under section 415 of the Code); provided however, no excess shall be attributed to an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, until the Annual Additions under all other Defined Contribution Plans (other than a tax credit employee stock ownership plan, or “TCESOP,” within the meaning of section 409 of the Code) have been reduced to zero, and no excess shall be attributed to a TCESOP until the Annual Additions under all other Defined Contribution Plans have been reduced to zero.

(3)           Excess Annual Additions Corrections.  Effective as of the first Limitation Year commencing on or after July 1, 2007, the correction methods for handling excess Annual Additions specified above no longer apply.  However, similar correction methods may be available under the IRS Employee Plans Compliance Resolution System.

5.3           Limitation in Case of Defined Benefit Plan and Defined Contribution Plan for the Same Employee.

(a)           General.  In any case in which a Participant has at any time participated in one or more Defined Benefit Plans, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, for any Limitation Year to which section 415 of the Code applies, may not exceed 1.0, subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans.  If such sum would exceed 1.0, then the Annual Additions to the Plan shall be reduced only to the extent that such excess is not eliminated by reductions in the accrual of Defined Benefit Plan benefits.  Effective for Plan Years beginning after June 30, 2000, this combined limit shall no longer apply.

(b)           Top-Heavy Rule.  If a Limitation Year contains any portion of a Plan Year for which the Plan is a Top-Heavy Plan, then “1.0” shall be substituted for “1.25” in Sections 5.1(c)(2)(A) and 5.1(e)(2)(A); provided however, any limitation which results from the application of this sentence may be exceeded so long as there are no Defined Benefit Plan accruals for the individual and no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the individual; and provided further, this sentence shall not apply if the sum, for any Aggregation Group of which the Plan is a part, of the Key Employees’ benefits from all Defined Benefit Plans and Defined Contribution Plans does not exceed 90% of the total of all Participants’ benefits and if the Employer contribution would satisfy the requirements of Section 4.4(b) if “4%” were substituted for “3%” and “7½%” were substituted for “5%.”.

5-6

ARTICLE 6

VESTING AND FORFEITURES

6.1           Vesting Provisions.

(a)           Rollover Account.  A Participant’s rights to his Rollover Account shall be nonforfeitable at all times.

(b)           Section 401(k) Contribution Account.  A Participant’s rights to his Section 401(k) Contribution Account shall be nonforfeitable at all times.

(c)           Annual Employer Contribution Account and Profit Sharing Contribution Account.

(1)           At Normal Retirement Age.  Upon and after a Participant’s attainment of Normal Retirement Age, if he is then in the service of the Employer or an Affiliate, he shall have a nonforfeitable right to his Annual Employer Contribution Account and Profit Sharing Contribution Account.

(2)           Prior to Normal Retirement Age.

(A)           Vesting Schedule.  A Participant shall have a nonforfeitable right to a percentage of his Annual Employer Contribution Account and his Profit Sharing Contribution Account on the basis of the number of Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(B)           Death or Disability.  Anything in (A) above to the contrary notwithstanding, but subject to (C) below, if a Participant’s employment by the Employer terminates because of his death or incurrence of a Disability, then his Annual Employer Contribution Account and his Profit Sharing Contribution Account shall be fully vested.

6-1

If a Participant is reemployed after incurring a forfeiture, any balance remaining in his Annual Employer Contribution Account or Profit Sharing Contribution Account at the time of such reemployment shall be separately accounted for, shall be nonforfeitable, and shall not be subject to the above vesting schedule.

(C)           Vested Percentage Under the Old Plan.  Anything in (A) above to the contrary notwithstanding, a Participant shall have a nonforfeitable right to a percentage of his Employer Contribution Account and his Profit Sharing Contribution Account that is no less than the vested percentage in his account derived from Employer Contributions and Profit Sharing Contributions computed under the Old Plan on the date immediately prior to the later of the effective date of this restatement of the Plan or the date on which this restatement of the Plan is adopted.

(3)           Forfeiture for Break in Service.  If a Participant has not been an Employee for 5 consecutive Plan Years, then his forfeitable interest (at such time) in his Annual Employer Contribution Account and his Profit Sharing Contribution Account shall be forfeited.

(4)           Effect of Cash-Out Distributions.

(A)           Forfeiture.  If a Participant, who is not fully vested in his Annual Employer Contribution Account or his Profit Sharing Contribution Account, terminates service and receives a distribution of the present value of his entire nonforfeitable interest, then his forfeitable interest therein shall be forfeited immediately.  If the present value of the portion of the Participant’s vested Account balance attributable to his Annual Employer Contribution Account, Profit Sharing Contribution Account, and Section 401(k) Contribution Account exceeds $5,000, then there shall be no forfeiture hereunder unless the Participant has voluntarily requested to receive a distribution.

(B)           Restoration.  Any amount that a Participant forfeited under (A) above shall be restored, unadjusted for any gains or losses, if such Participant resumes employment with the Employer covered by the Plan and if he repays to the Plan the full amount of such distribution before the earlier of:

(i)           five consecutive Plan Years from the date he was last an Employee, or

(ii)           the end of the 5 year period beginning with his resumption of employment with the Employer.

(C)           Source of Restoration.  Any restoration under (B) above shall be made from available forfeitures before any other allocation thereof, and, if such forfeitures are insufficient, then the Employer shall contribute the difference.

(D)           Special Rule.  A Participant, who has no vested interest in his Annual Employer Contribution Account or his Profit Sharing Contribution Account and no Section 401(k) Contribution Account or Rollover Account and who terminates service, shall be treated for purposes of (A) above as if he had received a distribution of the present value of his entire nonforfeitable interest as of the date of his termination of service.

6-2

Such a Participant who resumes employment with the Employer before the expiration of 5 consecutive Plan Years since he was last an Employee, shall be treated under (B) above as if he had repaid to the Plan the full amount of that distribution as of the date of his resumption of employment.

(5)           Forfeiture for Death After Severance from Employment.  If a Participant dies after his severance from employment with the Employer and if the Administrator has notice thereof, then any forfeitable portion of his Account shall be forfeited.

(d)           Marcole Participants Fully Vested.  Effective as of March 1, 2010, all Marcole Employees (as defined in the Adoption Agreement dated as of January 25, 2005) who are Participants on March 1, 2010 and who have a severance from employment because of the closing of the Marcole location shall have a fully vested and nonforfeitable right to their Annual Employer Contribution Accounts and their Profit Sharing Contribution Accounts.

6.2           Allocation of Forfeitures.

Forfeitures occurring during a Plan Year, first shall be applied,  under Section 6.1(c)(4)(B) to the restoration of forfeitures and, then, shall be used to reduce future  Annual Employer Contributions due under Section 4.3 or Profit Sharing Contributions due under Section 4.2.

6.3           Vesting Upon Termination or Partial Termination of the Plan or Discontinuance of Contributions.

Notwithstanding the provisions of Section 6.1, upon the termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the amounts then credited to all affected Participants’ Accounts shall become fully vested.

6.4           Unclaimed Account Procedure.

Neither the Trustee nor the Plan Administrator shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary.  The Plan Administrator shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan by certified or registered mail addressed to his last known address of record with the Plan Administrator or the Employer.  The notice shall quote the provisions of this Section.  If the Participant fails to claim his benefits or make his whereabouts known in writing to the Plan Administrator within a reasonable period of time and the Plan Administrator does not know the whereabouts of the Participant or his Beneficiary, the Plan Administrator shall make reasonable efforts to locate the Participant (or Beneficiary).  These efforts may  include, but are not limited to, requesting the Social Security Administration to notify the Participant (or Beneficiary) pursuant to the procedures it has established for this purpose, requesting the Internal Revenue Service to forward such notification pursuant to the procedures it has established for this purpose, or taking any other reasonable means to locate the Participant (or Beneficiary).  If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Plan Administrator within 2 calendar years after the date of notification, the benefits under the Plan of the Participant or Beneficiary will disposed of as follows:

(a)           If the whereabouts of the Participant are unknown but the whereabouts of the Participant’s Beneficiary then are known to the Plan Administrator, distribution will be made to the Beneficiary.

6-3

(b)           If the Trustee is unable to distribute the Participant’s benefits under Subsection (a), the benefits of the Participant or Beneficiary shall be forfeited in accordance with Section 6.1 of the Plan.  In the event a Participant makes a claim for a benefit forfeited pursuant to this Subsection, the Plan Administrator shall direct the Trustee to reinstate the forfeited benefit, without adjustment for interim gains or losses experienced by the Investment Funds.

While payment is pending, the Plan Administrator shall direct the Trustee to hold the Participant’s benefits as previously directed in accordance with Article 7.  The segregated account shall be entitled to all income it earns and shall bear all expense or loss it incurs.  Any payment made pursuant to the power herein conferred upon the Plan Administrator shall operate as a complete discharge of all obligations of the Trustee and the Plan Administrator, to the extent of the distributions so made.

6-4

ARTICLE 7

INVESTMENT OF ACCOUNTS

7.1           Funding Policy and Method.  The Plan Assets shall be held under and the benefits under the Plan shall be funded through such trusts as the Board, in its sole discretion, may establish or cause to be established for the purposes of carrying out the Plan.  The Board shall determine the form and terms of any such trust, from time to time, consistent with the objectives of the Plan, ERISA and any other applicable legal requirements, and may remove any trustee and select a successor trustee or trustees or may terminate any such trust.  Any such trust so established and maintained is and shall be a part of the Plan.

7.2           Funding Policy.  The funding policy for the Plan shall be as set forth in Section 7.3.

7.3           Investment Elections.  Each Participant shall elect the manner in which his Account and any future contributions thereto are to be invested from among such funds as the Administrator directs the person or entity holding the Plan Assets to make available and any other legally permissible investment which the person or entity holding the Plan Assets agrees to hold.

Such an election shall be effective as soon thereafter upon receipt of the election as is practicable.  An investment election must be made in the manner specified by the Committee.  If a Participant fails to make an election, then his Account shall be invested as provided by the Committee.

7.4           Investment Adjustment.  Any earnings or losses on Plan Assets shall be credited solely to the Account to which such Plan Assets are allocated.

7.5           Insurance.  No Plan Assets may be invested in life insurance contracts.

7.6           Loans.

(a)           Eligibility.  Upon proper application with the Trustee by an Employee or a Participant who is a party in interest within the meaning of section 3(14) of ERISA (the “borrower”), the Committee may authorize and direct the Trustee to grant a loan to such borrower, subject to the conditions set forth below.

(b)           Conditions.  The terms, conditions, and procedures governing or otherwise relating to any loan shall be as set forth herein, as well as those specified by the Committee in the form of Loan Application and Promissory Note and Pledge of Security, which are hereby incorporated by reference into the Plan as the same are from time to time in effect, that are consistent with the requirements of section 4975(d)(1) of the Code.  Loans under (a) above shall meet all of the following requirements:

(1)           Loans shall be made available to all Employees and Participants who are a party in interest within the meaning of section 3(14) of ERISA on a reasonably equivalent basis.

(2)           Loans shall be made available only for the following reasons:

(A)           medical expenses previously incurred by the borrower, the borrower’s spouse, or any Dependents of the borrower or the need for any such person to obtain such medical care;

7-1

(B)           costs directly related to the purchase (excluding mortgage payments) of a principal residence for the borrower;

(C)           payment of tuition and related educational fees for the education for the borrower, his spouse, children, or other Dependents;

(D)           payments necessary to prevent the eviction of the borrower from his principal residence or foreclosure on the mortgage on the borrower’s principal residence;

(E)           expenses for the rehabilitation or remodeling of the principal residence of the borrower;

(F)           expenses for the funeral of a member of the immediate family of the borrower; or

(G)           expenses for bona fide and extraordinary legal expenses incurred by the borrower or the borrower’s immediate family.

(3)           In determining whether to grant a loan to a borrower and the amount of any such loan, the Committee shall give consideration to:

(A)           whether the borrower has a sufficient level of income to amortize the loan according to its terms;

(B)           whether the loan meets the requirements of this Section 7.6; and

(C)           the basic purpose of the Plan.

(4)           Loans shall bear a reasonable rate of interest as determined from time to time by the Committee and shall be a reasonable interest rate commensurate with correct interest rates charged by persons in the business of lending money.

(5)           Loans shall be adequately secured, which security shall, notwithstanding Section 15.2, consist of an assignment of 50% of a borrower’s nonforfeitable benefit under the Plan determined as of the date as of which the loan is made.

(6)           Loans shall be repaid only by payroll withholding properly authorized by the borrower; provided that the Committee may allow prepayment through other means.  In the event a borrower is no longer on the payroll of an Employer or an Affiliate, the loan payments shall be made directly to the Plan by the borrower without payroll withholding.

(7)           If the Qualified Joint and Survivor Annuity would be the automatic form of benefit to the Participant under Section 9.2 of the Plan at the time such accrued nonforfeitable benefit is used as security, then, such loan and the possible reduction in the Participant’s benefit must, within the 90-day period prior to making the loan, be consented to by the Participant and (if he is married) his spouse.  A new consent is required if the Participant’s Account balance is used for any increase in the amount of security.  The consent shall comply with the requirements of Section 9.2(c)(4) but shall be deemed to meet any requirements contained therein even though the Participant is married to a different spouse at the time of any setoff.

7-2

(8)           No Participant loan shall exceed the limitations under (c) and (d) below.

(9)           In the event of default, foreclosure on the Participant’s accrued nonforfeitable benefit, to the extent used as security for the loan, will occur.  Events constituting default shall be specified in the promissory note or security agreement to be executed by the Participant.

(c)           Limitation on Amount.

(1)           The original principal amount of any loan shall not be less than $1,000 and the Committee may limit the frequency of loans made to a borrower in accordance with uniform rules and procedures.  No more than 2 loans to a borrower may be outstanding at any time.

(2)           The principal amount of any loan hereunder to a borrower shall not exceed, when aggregated with the outstanding balance of all loans to the borrower from other plans maintained by an Employer or a Affiliate, an amount equal to the lesser of:

(A)           $50,000 (reduced by the highest outstanding balance of any other loan to the borrower from the Plan or another plan of an Employer or an Affiliate during the preceding 12-month period); or

(B)           50% of the aggregate amount of the borrower’s nonforfeitable interest under the Plan and his nonforfeitable interest under all other plans maintained by an Employer or an Affiliate.

(d)           Repayment Period.  Each loan, by its terms, shall be required to be repaid within 5 years except in the case of a loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant which shall be required to be repaid within 15 years.  Loan repayments may be suspended under this Plan during a Participant’s Employer-Approved Leave of Absence for military service  as permitted under section 414(u)(4) of the Code.

(e)           Level Amortization.  Each loan shall be subject to substantially level amortization, with payments of principal and interest not less frequently than in equal monthly installments, over the term of the loan.  A borrower may, however, prepay the entire balance of his loan in one single lump sum without the imposition of the prepayment penalty.

(f)           Accounting for Loans.  Any loan granted to the borrower shall be deemed an earmarked investment made solely for the borrower’s benefit and shall be evidenced by a separate loan account of the borrower.  A borrower’s separate loan amount shall be established as of the date on which the loan is made and shall be funded with an amount equal to the principal amount of the loan that is transferred to such account from first the borrower’s Section 401(k) Contribution Account; next from the borrower’s Rollover Account; next from the borrower’s  Annual Employer Contribution Account, and finally from the borrower’s Profit Sharing Contribution Account.  Transfers to a loan account shall be made from such of the investment elections in which such Accounts are invested as the borrower shall direct and shall be subject to any restrictions and limitations applicable under the terms of any instrument in which the borrower’s other Plan Accounts are invested.  All principal and interest payments made on a loan granted hereunder shall be allocated upon receipt to the borrower’s other Plan Accounts in the proportion that such Accounts were debited to fund the borrower’s separate loan account, but based upon his election then in effect pursuant to Section 7.3.  The balance of borrower’s separate loan account shall be decreased by the amount of principal payments and the loan account shall be closed when the loan has been repaid in full.  Any expenses of the Trustee which are directly attributable to its administration of a borrower’s separate loan account, as determined by the Trustee, shall be charged to and paid from the borrower’s Plan Accounts in the proportion that such Accounts were debited to from the borrower’s separate loan account.

7-3

(g)           Effect of Default on Benefits.  For purposes of determining the amount of the Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity otherwise payable under Sections 9.2 or 10.1, a Participant’s Account shall be reduced by that part of his Account held as security for the loan and treated as payment in satisfaction of the loan (including accrued interest).

Upon a Participant’s death, if less than 100% of his Account is payable to his Surviving Spouse, then, in determining the amount payable to the Surviving Spouse, the amount treated as payment in satisfaction of any loan (including accrued interest) shall first be treated as reducing the Account.

In the event of failure on the part of a borrower to make, or cause to be made, any payment required under the terms of the loan within 60 days following the date on which such payment shall become due or in the event the Employee revokes a payroll withholding for loan repayment, the Committee may declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable.  In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the account of the borrower with the amount of such balance and the accrued interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan.

(h)           Administration.  The Committee is authorized to administer the loan program.  Loans will be approved if the proper forms and documentation are completed and delivered to the Trustee, the amount of the loan requested does not exceed the limits specified in this Section, adequate security authorized in this Section is delivered to the Trustee, and the other provisions of this Section are satisfied.

7-4

ARTICLE 8

WITHDRAWALS AND DISTRIBUTIONS

8.1           Withdrawals from Section 401(k) Contribution Account, Annual Employer Contribution Account and Profit Sharing Contribution Account.

(a)           Election.  After attainment of age 59½, a Participant may make withdrawals from his Section 401(k) Contribution Account, Rollover Account, Annual Employer Contribution Account and Profit Sharing Contribution Account, except to the extent that a loan is secured thereby, during his employment with the Employer.  Any request for a withdrawal shall be made on such forms or in such manner as the Committee shall direct and shall be subject to such time and other limitations as the Administrator shall prescribe.

(b)           Time of Payment.  Any withdrawal requested shall be payable as soon as administratively feasible after the Trustee receives notice of such withdrawal.

8.2           Withdrawals from Rollover Account.

(a)           Election.  A Participant shall have the right to make withdrawals from his Rollover Account, except to the extent that a loan is secured thereby.  The Participant’s exercise of his rights of withdrawal shall be made on such forms or in such manner as the Committee shall direct and shall be subject to such time and other limitations as the Administrator shall prescribe.

(b)           Time of Payment.  Any withdrawal pursuant to this Section shall be payable as soon as administratively feasible after the Trustee receives notice of such withdrawal.

(c)           Limitations.  A withdrawal under this Section may be made only once per Plan Year.  The minimum amount for such withdrawal is $500.

8.3           Events of Distribution to Participants.  A Participant’s benefit shall become distributable to him on account of:

(a)           retirement at or after Normal Retirement Age;

(b)           retirement for Disability;

(c)           other termination of employment; or

(d)           subject to Section 9.7, the date required under Section 9.5.

8.4           Amount of Payment.  The amount of any payment under the Plan shall be based on the nonforfeitable percentage of the Participant’s Account, valued as of the Accounting Date coinciding with or last preceding the payment, increased by any nonforfeitable contributions made by or on behalf of such Participant after such Accounting Date but not yet credited to his Account and reduced by any payments and/or withdrawals after such Accounting Date.

8-1

8.5           Time of Payment to a Participant.

(a)           General.  Subject to (b) and (c) below, distribution to a Participant whose benefit has become distributable shall commence as soon as administratively feasible after the Participant elects commencement of his benefit (valued in accordance with Section 8.4), but in no event later than 60 days after the close of the Plan Year in which the Participant ceases to be a Participant or, if earlier, the Plan Year in which the former Participant terminated employment after having attained age 60.

(b)           Participant Consent.

(1)           General.  If the value of a former Participant’s nonforfeitable benefit under the Plan exceeds $5,000, then no part of such benefit may be distributed to him prior to Normal Retirement unless he consents in writing to the distribution.

(2)           Written Explanation.  The Administrator shall provide to each Participant whose consent is required under (1) above, no less than 30 days and no more than 180 days prior to the commencement of benefit payments, a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution.  A Participant may elect to commence his distribution in less than 30 days from the date he is provided with the explanation provided he is informed of his right to the 30-day period.

(3)           Time of Consent.  A Participant’s consent to a distribution must not be made before he receives the written explanation under (2) above and must not be made more than 180 days before benefit payments commence.

This Section 8.5(b) shall be deemed to have been satisfied with respect to any setoff of a Participant loan against the Participant’s Account if the Participant agreed to use his Account as security for the loan.

(c)           Rollovers Disregarded in Involuntary Cash-Outs. For purposes of Section 10.1 of the Plan, the value of a Participant’s nonforfeitable account balance shall be determined including that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code effective on and after March 28, 2005.  If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance in accordance with Section 9.1(c).  The election shall apply with respect to distributions made after June 30, 2002.

(d)           Latest Date of Payment.  Notwithstanding any of the preceding provisions of this Article, the distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with section 401(a)(9) of the Code and the Regulations thereunder (including section 1.401(a)(9)-2 of the Treasury Regulations), the provisions of which are incorporated herein by reference.

8-2

Benefit distributions to a Participant who is over the age of 70½ and who is no longer an Employee must commence no later than April 1st of the calendar year following the end of the calendar year in which the Participant attains age 70½.  A Participant who is over the age of 70½ and who is still an Employee is not required to take distributions until April 1st of the calendar year following the calendar year in which his employment has terminated.  Notwithstanding the foregoing, benefit distributions to a Participant who is a “5% owner” at any time during the Plan Year ending within the calendar year in which the Participant attained age 70½ must commence no later than April 1st of the calendar year following the end of the calendar year in which the Participant attains age 70½.

8.6           New Minimum Distribution Requirements.

(a)           General Rules.

(1)           Effective Date.  The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)           Precedence.  The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

(4)           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)           Time and Manner of Distribution.

(1)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

8-3

(C)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.6(b)(2), other than Section 8.6(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 8.6(b)(2) and Section 8.6(d), unless Section 8.6(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 8.6(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.6(b)(2)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.6(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.6(c) and (d).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

(c)           Required Minimum Distributions During Participant’s Lifetime.

(1)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)           the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)           if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 8.6(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

8-4

(d)           Required Minimum Distributions After Participant’s Death.

(1)           Death On or After Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           Death Before Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 8.6(d)(1).

(B)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

8-5

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.6(b)(2)(A), this Section 8.6(d)(2) will apply as if the surviving spouse were the Participant.

(e)           Definitions.

(1)           Designated Beneficiary.  The individual who is designated as a Beneficiary and is the designated beneficiary under section 401 (a)(9) of the Code and section 1.401 (a)(9)- 1, Q&A-4, of the Treasury Regulations.

(2)           Distribution Calendar Year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.6(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)           Life Expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(4)           Participant’s Account Balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)           Required Beginning Date.  The date specified in Section 8.5(d) of the Plan.

8.7           Restrictions on Section 401(k) Withdrawals and Distributions.  Notwithstanding any other provisions to the contrary, a Participant’s Section 401(k) Contribution Account shall not be withdrawn or distributed earlier than one of the following:

(a)           the Participant’s death;

(b)           the Participant’s incurrence of a Disability;

8-6

(c)           the termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) of the Code);

(d)           to the extent provided in Section 8.5, attainment of age 70½; or

(e)           the Participant’s separation from service, provided, however, the Participant’s elective deferrals, qualified nonelective contributions (if any), qualified matching contributions (if any), and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment occurring after June 30, 2002.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

An event described in (c) shall qualify as an event allowing a withdrawal or distribution only if the payment is in a lump sum.

8-7

ARTICLE 9

FORM OF PAYMENT TO PARTICIPANTS

9.1           General.

(a)           Withdrawals.  Any withdrawal made pursuant to Sections 8.1 or 8.2 shall be paid in a single sum in cash.

(b)           Distributions.  The distribution to which a Participant is entitled shall, subject to (c) below, be paid in such of the following forms as the Participant elects:

(1)           a single sum in cash;

(2)           in a series of installments over a period not in excess of the normal life expectancy of the distributee, such installments to be equal in amount except as necessary to adjust for any net earnings of and changes in the market value of the Accounts as the case may be, or by any other method reasonably calculated to provide a more rapid distribution of his interest.

(3)           an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; or

(4)           a Qualified Joint and Survivor Annuity, as defined in Section 9.2, for married participants and a single life annuity for unmarried participants.

(c)           Cash-Out Distributions.  Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a lump sum cash distribution, provided that the value of the Participant’s nonforfeitable benefit under the Plan, determined as of the date of distribution, does not exceed $5,000 determined pursuant to Section 8.5(c), effective as of July 1, 1998 ($3,500  prior to July 1, 1998), and such payment is made before payment otherwise begins.  Such lump sum shall be paid as soon as administratively feasible following the Participant’s termination of employment (but not later than the date required under Section 8.5(a)).  Effective on and after March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this section, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this section, then the distribution shall be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.

9.2           Qualified Joint and Survivor Annuity.

(a)           Automatic Form of Payment.  The form of payment to a Participant shall be a Qualified Joint and Survivor Annuity (defined in (b) below) if:

(1)           the value of his vested Account balance exceeds $5,000; and

9-1

(2)           the Participant has not waived such Annuity pursuant to (c) below.

(b)           Definition of Qualified Joint and Survivor Annuity.

(1)           Married Participant.  For a Participant who is married (including a Participant who is subject to an applicable qualified domestic relations order as described in section 414(p) of the Code), “Qualified Joint and Survivor Annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Surviving Spouse which is equal to ½ of the annuity payable during the joint lives of the Participant and such spouse.

(2)           Single Participant.  For a Participant who is not married, “Qualified Joint and Survivor Annuity” means an annuity for the life of the Participant.

(3)           Amount.  The Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant’s nonforfeitable Account balance.

(c)           Waiver.

(1)           Election Period.  A Participant may waive the Qualified Joint and Survivor Annuity form of benefit at any time during a 180-day election period ending on the date as of which his benefit payments begin.  Such a waiver must be in writing and must specify the optional form of benefit elected and the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable.

(2)           Revocation.  A Participant may also revoke any waiver under (1) above during the election period thereunder.  There shall be no limitation on the number of such elections and revocations permitted during such election period.

(3)           Written Explanation.  The Administrator shall provide to each Participant, no less than 30 days and no more than 180 days, prior to the commencement of his benefit payments (to the extent permitted by Treasury Regulations or pronouncement of the Internal Revenue Service, the Company may permit the Participant to waive the 30-day limit), a written explanation of:

(A)           the terms and conditions of the Qualified Joint and Survivor Annuity,

(B)           the Participant’s right to make, and the effect of, an election under (1) above to waive the Qualified Joint and Survivor Annuity form of benefit,

(C)           the rights of the Participant’s spouse under (4) below,

(D)           the right to make, and the effect of, a revocation of an election under (1) above, and

9-2

(E)           the eligibility requirements, material features and relative values of any optional forms of benefit under the Plan.

(4)           Spousal Consent.  A waiver of the Qualified Joint and Survivor Annuity shall not take effect with respect to a spouse of a Participant unless:

(A)           such spouse consents in writing to such election, and such spouse’s consent:

(i)           acknowledges the effect of such election,

(ii)           acknowledges the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable, which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse),

(iii)           acknowledges the specific optional form of benefit elected which may not be changed without spousal consent (except back to the Qualified Joint and Survivor Annuity) (or the consent of the spouse expressly permits changes by the Participant without any requirement of further consent by the spouse), and

(iv)           is witnessed by a Plan representative or a notary public; or

(B)           it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parentheticals under (A)(ii) and (iii) above must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and a specific optional form or forms of benefit and that the spouse voluntarily elects to relinquish the rights so relinquished.

9.3           Incidental Benefits.  In determining the minimum distributions during the Participant’s lifetime for years in which minimum distributions are required under Section 9.5, if the Participant’s benefit is distributed other than as a single life annuity and if the Participant has a Beneficiary other than his spouse, in no event shall the divisor specified in Section 9.5(a) exceed the divisor specified in Treasury Regulations under section 401(a)(9) of the Code applicable for the incidental benefit requirement.

If the Participant’s Account is used to purchase an annuity contract (other than a single life annuity) from an insurance company in order to provide the Participant’s benefit, the maximum period certain and the maximum survivor annuity permissible in the case of a non-spouse Beneficiary, shall be determined in accordance with Treasury Regulations under section 401(a)(9) of the Code.

9-3

In the case of a change in Beneficiaries the minimum distributions required shall be determined in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code.

9.4           Distribution Periods.

(a)           General.  Except to the extent that distribution is made in the form of a lump sum, and subject to the provisions of Section 9.2 (relating to the Qualified Joint and Survivor Annuity), distribution to a Participant must be made over any of the following periods (or any combination thereof):

(1)           the life of the Participant;

(2)           the lives of the Participant and his Beneficiary (if the Beneficiary is an individual);

(3)           a period certain not extending beyond the life expectancy of the Participant; or

(4)           a period certain not extending beyond the joint life and last survivor expectancy of the Participant and his Beneficiary (if the Beneficiary is an individual).

(b)           Determination of Distribution Periods.  For purposes of determining minimum distributions under Section 9.5, the determination of distribution periods under (a) above shall be made in accordance with section 401(a)(9) of the Code, the Treasury Regulations thereunder and the following:

(1)           the Beneficiary as of the date benefits are required to commence under Section 8.5, shall be determinative; provided that if annuity payments commence to a Participant on or before the date benefits are required to commence, the Beneficiary determined as of any date during the 90 days before the commencement of annuity payments shall be determinative;

(2)           if more than one individual would be a Participant’s Beneficiary as of the date benefits are required to commence under Section 8.5, the individual Beneficiary with the shortest life expectancy shall be determinative; provided that if the Participant’s spouse is a Beneficiary and the spouse’s life expectancy is recalculated pursuant to Section 9.6, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that calendar year;

(3)           if, as of the date benefits are required to commence under Section 8.5, at least one of the Participant’s Beneficiaries would be other than an individual (other than a trust satisfying the requirements of (5) below), the distribution periods specified in (a)(2) and (4) above shall not be available;

(4)           any Beneficiary whose entitlement, as of that date, is contingent on the death of a prior Beneficiary shall be disregarded;

9-4

(5)           if a trust is a Participant’s Beneficiary, the beneficiaries of that trust (and not the trust itself) shall be treated as the Participant’s Beneficiaries if all of the following requirements are met:

(A)           the trust is valid under state law (or would be but for the fact that there is no corpus);

(B)           the trust is irrevocable;

(C)           the trust’s beneficiaries are identifiable from the trust instrument; and

(D)           a copy of the trust instrument is provided to the Plan.

(c)           Change in Beneficiaries.  If, after the date benefits are required to commence under Section 8.5, there is a new or additional Beneficiary or other change in Beneficiaries, the distribution periods under (a) shall be affected as provided in section 401(a)(9) of the Code, the Treasury Regulations thereunder and the following:

(1)           if the new Beneficiary is an individual with a life expectancy shorter than the life expectancy of the Beneficiary whose life expectancy was used for determining the maximum distribution periods under (a) above, the maximum distribution period shall be recalculated as of the date benefits were required to commence under Section 8.5, effective for calendar years subsequent to the year of the Beneficiary change; provided that if one of the beneficiaries involved is the Participant’s spouse and the spouse’s life expectancy is recalculated pursuant to Section 9.6, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that year and each succeeding year.

(2)           if the new Beneficiary is an individual with a life expectancy longer than the life expectancy of the Beneficiary whose life expectancy was being used, there shall be no effect on the maximum distribution periods even though the old beneficiary is no longer a Beneficiary; provided that if one of the beneficiaries involved is the Participant’s spouse and the spouse’s life expectancy is recalculated pursuant to Section 9.6, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that year and each succeeding year;

9-5

(3)           if the change results in the Participant having a Beneficiary which is not an individual (other than a trust meeting the requirements of (b)(5) above), or, if a trust satisfying the requirements of (b)(5) above as of the date benefits were required to commence under Section 8.5 later fails to satisfy those requirements, the distribution periods specified in (a)(2) and (4) above shall no longer be available and the maximum distribution periods under (a) shall be recalculated as of the date benefits were required to commence under Section 8.5, effective for the calendar years subsequent to the year of the Beneficiary change, or trust change, as the case may be;

(4)           if the Beneficiary whose life expectancy was used for determining the maximum distribution periods under (a) dies, such Beneficiary’s remaining life expectancy (deemed to be zero in the case of a Participant’s spouse if life expectancies had been recalculated pursuant to Section 9.6) shall continue to apply whether or not a Beneficiary with a shorter life expectancy receives the benefits.

9.5           Minimum Distribution.

(a)           General. Subject to Section 9.7, if the Participant’s entire interest is to be distributed in a form other than a lump sum or a Qualified Joint and Survivor Annuity, then the minimum amount to be distributed beginning with the first calendar year for which distributions are required and for each succeeding calendar year, will, to the extent of his Account balance, be the amount equal to the quotient obtained by dividing his Account balance by the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary.  The first calendar year for which distributions are required is the calendar year in which the Participant attains age 70½, retires or becomes a Five-Percent Owner (whichever is determinative of the latest commencement date under Section 8.5).

(b)           Time for Distributions.  The distribution for the first calendar year for which distributions are required shall be made on or before the applicable April 1 determined under Section 8.5.  The minimum distribution for succeeding calendar years (including the calendar year in which such applicable April 1 falls) shall be made on or before December 31 of each such year.

(c)           Account Balance.  For purposes of determining required minimum distributions, the relevant Account balance shall be the Account balance as of the last Accounting Date in the calendar year immediately preceding the calendar year for which the required distributions are being determined, increased by the amount of any contributions and forfeitures made by or on behalf of the Participant as of dates in such immediately preceding calendar year after such last Accounting Date, reduced by any payments or withdrawals in such immediately preceding calendar year after such last Accounting Date, and, in the case of minimum distributions for the second calendar year for which distributions are required, reduced by distributions made in such second calendar year on or before the required benefit commencement date (under Section 8.5) that are not in excess (when added to amounts distributed in the first calendar year) of the amount required to meet the minimum distribution for the first calendar year; provided that, in no event shall an amount greater than the Participant’s nonforfeitable percentage be distributed.

(d)           Survivor Benefits.  Any survivor benefits under this Article 9 shall be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death; provided that if the Participant dies before the latest commencement date for benefits under Section 8.5 and has been receiving benefits in a form other than an annuity, the remaining survivor benefits must also be distributed as rapidly as provided in Section 10.2.

9-6

9.6           Life Expectancy.

(a)           General.  For purposes of Sections 9.4 and 9.5, life expectancy and joint life and last survivor expectancy will be computed in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code and by the use of the return multiples contained in Tables V and VI of Treasury Regulation 1.72-9 and, except as provided in (b) and (c) below, will be determined as of the Participant’s (and Beneficiary’s) birthday in the calendar year in which the Participant attains age 70½, retires or becomes a Five-Percent Owner (whichever is determinative of the latest commencement date under Section 8.5, and such multiple shall be reduced by one for each subsequent taxable year.

(b)           Recalculation.  If the Participant so elects, the life expectancy of a Participant and/or his spouse may be recalculated no more frequently than annually if such election is irrevocable, is made no later than the date benefits must commence under Section 8.5, and is applicable to all subsequent years.  If recalculation is applicable, the life expectancy of the participant or spouse shall be determined using his or her age as of his or her birthday in each succeeding calendar year.

(c)           Annuity Contracts.  If annuity payments commence to a Participant before the latest commencement date under Section 8.5, life expectancies of the Participant and Beneficiary shall be determined as of their birthdays in the calendar year in which payments commence.

9.7           Transitional Rule.

(a)           General.  Anything in the Plan (other than the provisions relating to the Qualified Joint and Survivor Annuity and the Preretirement Survivor Annuity) to the contrary notwithstanding, distribution on behalf of any Participant may be made in accordance with the following requirements (regardless of when such distribution commences):

(1)           the distribution is one which would not have disqualified the Plan under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984;

(2)           the distribution is in accordance with a method of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant;

(3)           such designation was in writing, and was signed by the Participant or Beneficiary;

(4)           the Participant had accrued a benefit under the Plan as of December 31, 1983; and

(5)           the method of distribution designated by the Participant or the Beneficiary specifies the form of the distribution, the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

9-7

(b)           Distributions Upon Death.  A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)           Distributions Commencing Before January 1, 1984.  For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (1) and (5) of (a) above.

(d)           Effect of Revocation.  If a designation of a method of distribution is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code as in effect at the time and the Treasury Regulations thereunder.  If a designation is revoked, the Plan shall distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required under section 401(a)(9) of the Code (including, for calendar years after 1988, the minimum distribution incidental benefit requirement), had the designation not been in effect.  Any changes in the designation will be considered to be a revocation of the designation; provided however, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation so long as such substitution or addition does not alter the designation, directly or indirectly (for example, by altering the relevant measuring life).

9.8           Direct Rollover.

(a)           General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, but subject to such exceptions permitted by the Internal Revenue Service, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           Definitions.

(1)           Eligible Rollover Distribution.  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not Includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

9-8

(2)           Eligible Retirement Plan.  An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, including a Roth IRA described in section 408A of the Code effective for distributions after December 31, 2007, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3)           Distributee.  A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)           Direct Rollover.  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)           Direct Rollovers of Plan Distributions.

(1)           Effective Date. This Section shall apply to distributions made after June 30, 2002.

(2)           Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 9.8 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(d)           PPA Change for Nonspouse Beneficiary.  This Section 9.8(d) shall apply to distributions made after December 31, 2006.  An individual who is a designated beneficiary of a Participant and who is not the surviving spouse may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an individual retirement plan specified by such beneficiary in a direct rollover.  For purposes of this Section 9.8(d), an individual retirement plan is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code.  To the extent a beneficiary elects to make such a direct rollover, the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of section 408(d)(3)(C) of the Code), and section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to such plan.  For purposes of the direct rollover provisions of this Section 9.8(d), an eligible rollover distribution is any distribution that satisfies all of the requirements of Section 9.8(b) other than the requirement that the distribution be made to a distributee.  For purposes of this Section 9.8(d), to the extent provided in rules prescribed by the Secretary of Treasury, a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as an individual who is a designated beneficiary of a Participant.

9-9

ARTICLE 10

DEATH BENEFITS

10.1           Preretirement Survivor Annuity.

(a)           General.  A Participant’s Surviving Spouse, if any, shall be entitled to a Preretirement Survivor Annuity if:

(1)           the Participant dies before the commencement of benefit payments;

(2)           prior to his death, the Participant had not waived the Preretirement Survivor Annuity pursuant to Section 10.1(c); and

(3)           the Participant and such Surviving Spouse were married throughout the 1-year period ending on the date of the Participant’s death or, if such Surviving Spouse is a former spouse treated as a Surviving Spouse pursuant to a qualified domestic relations order as described in section 414(p) of the Code, the Participant and such Surviving Spouse were married for at least 1 year.

(b)           Definition of Preretirement Survivor Annuity.  The “Preretirement Survivor Annuity” is an annuity which is for the life of a Participant’s Surviving Spouse, which is the actuarial equivalent of 50% of the Participant’s nonforfeitable Account balance as of the date of his death, whether vested before or upon death and including the proceeds of any insurance contracts, and under which annuity payments commence as of a date (not later than December 31 of the calendar year in which the Participant would have attained age 70½) elected by such Surviving Spouse.

(c)           Waiver of Preretirement Survivor Annuity.

(1)           General.  A Participant may waive coverage of the Preretirement Survivor Annuity at any time during his election period under (3) below.  Such a waiver must be in writing and must specify the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable.

(2)           Revocation.  Any waiver under (1) above may be revoked at any time during the Participant’s election period under (3) below.  There shall be no limitation on the number of such elections and revocations permitted during such election period.

(3)           Election Period.  For purposes of (1) and (2) above, the election period shall be the period:

(A)           beginning on the earlier of:

(i)           the first day of the Plan Year in which the Participant attains age 35, or

10-1

(ii)           the date of the Participant’s severance from employment; provided however, if the Participant returns to service, then any election made prior to the first day of the Plan Year in which he attains age 35 shall be voided; and

(B)           ending on the Participant’s date of death.

(4)           Written Explanation.

(A)           The Administrator shall provide to each Participant, within the Applicable Period (defined below), and consistent with such regulations as the Secretary of Treasury may prescribe, a written explanation of:

(i)             the terms and conditions of the Preretirement Survivor Annuity;

(ii)            the Participant’s right to make, and the effect of, an election under (1) above to waive the coverage of the Preretirement Survivor Annuity;

(iii)           the rights of the Participant’s spouse under (5) below;

(iv)           the right to make, and the effect of, a revocation of an election under (2) above; and

(v)            the eligibility conditions, material features and relative values of any optional forms of benefit under the Plan.

(B)           “Applicable Period” means, with respect to a Participant, whichever of the following periods ends last:

(i)             the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(ii)            the period beginning one year prior to, and ending one year after, the date the individual becomes a Participant, or

(iii)           the period beginning one year before, and ending one year after, section 401(a)(11) of the Code first applies to the Participant.

In the case of a Participant who separates from service before attaining age 35, the “Applicable Period” means in all events the period beginning one year before the severance from employment and ending one year after such separation; provided that if such a Participant returns to service, the provisions of (i), (ii) and (iii) above shall again apply.

(5)           Spousal Consent.  A waiver under (1) above shall not be effective with respect to a spouse of a Participant unless:

10-2

(A)           such spouse consents in writing to such election, and such spouse’s consent:

(i)             acknowledges the effect of such election,

(ii)            acknowledges the specific Beneficiary or Beneficiaries to whom any death benefits under the Plan will be payable which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and

(iii)           is witnessed by a Plan representative or a notary public; or

(B)           it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parenthetical of (A)(ii) above must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and that the spouse voluntarily elects to relinquish such right.

(d)           Cash-Out Distributions.  Any other provisions of the Plan to the contrary notwithstanding, any amount otherwise payable under the Plan as a Preretirement Survivor Annuity to a Surviving Spouse shall be paid in a lump sum cash distribution provided that:

(1)           the value (determined as of the date of distribution) of such Preretirement Survivor Annuity does not exceed $5,000 and such payment is made before payment otherwise begins; or

(2)           the Surviving Spouse elects in writing to receive the lump sum cash distribution, such election acknowledges its effect, and the election is witnessed by a Plan representative or a notary public.

Such lump sum shall be paid as soon as administratively feasible after the Participant’s death.

10.2           Balance of Death Benefit.

(a)           Entitlement.  Upon the death of a Participant, prior to the application of his Account for his benefit, his Beneficiary shall be entitled to a benefit equal to:

(1)           the nonforfeitable balance to the credit of such Participant’s Account, valued as of the Accounting Date coinciding with or last preceding the date on which such benefit payments begin; plus

(2)           any nonforfeitable contributions made by or on behalf of such Participant after such Accounting Date but not yet credited to his Account; minus

10-3

(3)           any amount applied for the benefit of the Participant’s Surviving Spouse pursuant to Section 10.1.

(b)           Payment of Death Benefits.

(1)           General.  Death benefits under (a) above shall, subject to the subsections below, be payable to a Participant’s Beneficiary in such of the following forms as the Participant or Beneficiary elects:

(A)           a single sum cash distribution,

(B)           a series of installments over a period not in excess of the normal life expectancy of the distributee, such installments to be equal in amount except as necessary to adjust for any net earnings of and changes in the market value of the Accounts as invested, as the case may be, or by any other method reasonably calculated to provide a more rapid distribution of his interest, or

(C)           in the case of Beneficiary to whom benefits commence in accordance with (c)(2)(A) below, periodic installments sufficient in size to satisfy the minimum distribution requirements of (e) below, with a lump sum distribution of the remaining Account balance (otherwise payable to that Beneficiary) upon the Beneficiary’s death, or

(D)           a single life annuity.

Subject to (c) below, distribution of death benefits under (a) above shall commence at such time as the Participant or Beneficiary elects and, unless administratively impractical, shall first be available for distribution within 90 days after the Participant’s death.

(2)           Election.  An election by a Participant or Beneficiary under (1) above must be made no later than the earliest date specified in (c)(1) and (2) below for the commencement of death benefits.  As of such date, the election must be irrevocable with respect to the Beneficiary (and all subsequent Beneficiaries) and must apply to all subsequent years.  In the absence of a valid election by the required date, the death benefits under (a) shall be distributed as soon as administratively feasible after the date by which the election would have been required in a single sum.

(c)           Distribution Periods.  Subject to Section 9.7, death benefits under (a) above shall be distributed to a Participant’s Beneficiary:

(1)           no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(2)           if the Beneficiary is an individual:

(A)           beginning not later than December 31 of the calendar year immediately following the calendar year of the Participant’s death (or, if later, and if the Beneficiary is the Participant’s spouse, not later than December 31 of the calendar year in which the Participant would have attained age 70½, and if such spouse dies before payments are required to commence, then the distribution period hereunder shall be determined as if such spouse were the Participant); and

10-4

(B)           (i)           over the life of such Beneficiary (if the Beneficiary is an individual) or

(ii)           over a period not extending beyond the life expectancy of such Beneficiary (if the Beneficiary is an individual).

(d)           Determination of Distribution Periods.  The determination of distribution periods under (c)(2) above shall be made in accordance with section 401(a)(9) of the Code, the Treasury Regulations thereunder and the following:

(1)           the Beneficiary as of the date of the Participant’s death (or, if applicable, the surviving spouse’s death) shall be determinative;

(2)           if more than one individual would be a Participant’s (or Surviving Spouse’s) Beneficiary as of the date of the Participant’s death (or, if applicable, the surviving spouse’s death) the individual Beneficiary with the shortest life expectancy shall be determinative; provided that if the Participant’s spouse is a Beneficiary and the spouse’s life expectancy is recalculated pursuant to (f) below, that recalculated life expectancy shall be compared annually to the remaining life expectancies of the other Beneficiaries, not recalculated, and the shortest life expectancy shall be used for determining the minimum distribution for that calendar year;

(3)           if, as of the date of the Participant’s death, at least one of the Participant’s Beneficiaries is other than an individual (other than a trust satisfying the requirements of (5) below), the distribution periods specified in (c)(2) above shall not be available;

(4)           any Beneficiary whose entitlement, as of the date of the Participant’s death, is contingent on the death of a prior Beneficiary shall be disregarded;

(5)           if a trust is a Participant’s Beneficiary as of the date of the Participant’s death, the beneficiaries of that trust (and not the trust itself) shall be treated as the Participant’s Beneficiaries if all of the following requirements are met:

(A)           the trust is valid under state law (or would be but for the fact that there is no corpus);

(B)           the trust is irrevocable;

(C)           the trust’s beneficiaries are identifiable from the trust instrument; and

(D)           a copy of the trust instrument is provided to the Plan.

10-5

(e)           Minimum Distribution.

(1)           General.  For Plan Years beginning after December 31, 1984, subject to such transitional rules as may be provided in Treasury Regulations for the purposes of (c)(2)(B) above and subject to Section 9.7, the minimum amount to be distributed beginning with the first calendar year for which distributions are required and for each succeeding calendar year, will, to the extent of the Participant’s Account balance, be the amount equal to the quotient obtained by dividing his Account balance by the life expectancy of the Beneficiary.  The first calendar year for which distributions are required is the calendar year in which the Participant dies or a spouse dies (whichever is applicable).

(2)           Time for Distributions.  Distributions which are required shall be made on or before December 31 each year commencing with the calendar year specified in (c)(2)(A) above.

(3)           Account Balance.  For purposes of determining required minimum distributions, the relevant Account balance shall be the Account balance as of the last Accounting Date in the calendar year immediately preceding the calendar year for which the required distributions are being determined, increased by the amount of any contributions and forfeitures made by or on behalf of the Participant as of dates in such immediately preceding calendar year after such last Accounting Date, reduced by any payments or withdrawals in such immediately preceding calendar year after such last Accounting Date; provided that, in no event shall an amount greater than the Participant’s nonforfeitable percentage be distributed.

(4)           Annuity Contracts.  If a Participant’s Account is used to purchase an annuity contract from an insurance company in order to provide the Beneficiary’s benefit hereunder, notwithstanding the foregoing, the minimum distribution requirements will be satisfied if the annuity provides for periodic payments at intervals not longer than one year, commencing on or before the date a minimum distribution would otherwise be required over a period not exceeding the maximum period described in (c)(2)(B) above remaining (without recalculation of life expectancies after the annuity purchase).  Any such annuity contract must satisfy the requirements of the applicable Treasury Regulations under section 401(a)(9) of the Code.

(f)           Life Expectancy.

(1)           General.  For purposes of Sections (c), (d) and (e) above, life expectancy will be computed in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code and by the use of the return multiples contained in Tables V and VI of Treasury Regulation 1.72-9 and, except as provided in (2) and (3) below, will be determined as of the Beneficiary’s birthday in the calendar year in which distributions are required to commence under (c)(2) above, and such multiple shall be reduced by one for each subsequent taxable year.

(2)           Recalculation.  If a Beneficiary who was the Participant’s spouse so elects, the life expectancy of such spouse may be recalculated no more frequently than annually if such election is irrevocable, is made no later than the date benefits must commence under (c)(2) above, and is applicable to all subsequent years.  If recalculation is applicable, the life expectancy of the spouse shall be determined using his or her age as of his or her birthday in each succeeding calendar year.

(3)           Annuity Contracts.  If annuity payments commence irrevocably to a Beneficiary before the latest commencement date under (c)(2) above, the Beneficiary’s life expectancy shall be determined as of his birthday in the calendar year in which payments commence.

10-6

ARTICLE 11

THE COMMITTEE

11.1           Committee.

(a)           Named Fiduciary.  The Committee, each Employer and the Trustee shall be “Named Fiduciaries” for the Plan.

(b)           Responsibilities.  The Committee shall discharge its responsibilities with respect to the Plan in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

11.2           Membership.

(a)           Delegations.  The Company, by action of its Board, shall appoint a Committee of at least three individuals to administer the Plan as hereinafter set forth.  Upon his appointment to the Committee by the Company, each such appointee shall become a member of the Committee by accepting his appointment in a writing signed by him and delivered to the Company.

(b)           Removal, Resignation, and Vacancies.  A Committee member may be removed therefrom at any time and without cause by action of the Board and may resign at any time upon prior written notice to the Board.  Vacancies in any such positions created by removal, resignation, death or other cause may be filled by the Board or the fiduciary responsibilities for such position may be retained and/or re-delegated by such person or entity.

11.3           Rules and Regulations.  The Committee may from time to time formulate such rules and regulations for its organization and the transaction of its business as it deems suitable and as are consistent with the provisions of the Plan.

11.4           Powers.  In addition to the powers which are expressly provided in the Plan, the Committee shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes including, but not limited to the following:

(a)           the power to determine who is a Participant;

(b)           the power to determine allocations, balances, and nonforfeitable percentages with respect to Participants’ Accounts;

(c)           the power to determine when, to whom, in what amount, and in what form distributions are to be made; and

(d)           such powers as are necessary, appropriate or desirable to enable it to perform its responsibilities, including the power to establish rules, regulations and forms with respect thereto.

11-1

11.5           Action of the Committee.  Any act authorized, permitted or required to be taken by the Committee under the Plan may be taken by a majority of the members of the Committee at the time acting hereunder, either by vote at a meeting, or in writing without a meeting.  All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all members thereof and filed with the Trustee, as having authority to execute such documents on its behalf.  Subject to the provisions of Section 11.7, any action taken by the Committee which is authorized, permitted or required under the Plan shall be final and binding upon all persons who have or who claim an interest under the Plan, and all third parties dealing with a Employer, the Committee, or the Trustee.

11.6           Miscellaneous Administration Provisions.

(a)           Administrative Expenses.  The Employer may pay the reasonable expenses of administering the Plan, including any expenses incident to the functioning of the Committee and the professional fees of any consultants or advisors with respect to the Plan; provided however, any expenses not so paid by the Employer shall be paid from the Plan Assets; and provided further, no person who already receives full-time pay from the Employer shall receive any compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

(b)           Indemnification.  The Employer may indemnify, through insurance or otherwise, some or all of the fiduciaries with respect to the Plan against claims, losses, damages, expenses and liabilities arising from their performance of their responsibilities under the Plan.

(c)           Interpretations.  All interpretations of the Plan and questions concerning its administration and application as determined by the Committee in its sole, absolute and uncontrolled discretion shall be binding on all persons having an interest under the Plan.

(d)           Uniform and Non-Discriminatory Application.  All determinations and actions under the Plan shall be uniformly and consistently applied in a non-discriminatory manner to all persons under similar circumstances.

(e)           Qualified Domestic Relations Order Procedures.  The Committee shall establish reasonable procedures to determine the qualified status, under section 414(p) of the Code, of domestic relations orders and to administer distributions under such qualified orders.  Notwithstanding anything to the contrary continued in the Plan, the Committee shall direct the Trustee to make immediate distribution to or for the benefit of an alternate payee under a domestic relations order that has been determined to be a qualified order of the alternate payee’s benefit under the Plan in any form which such benefit may be paid under the Plan to the Participant or former Participant with respect to whom such qualified order applies, but only if the qualified order provides for the immediate distribution.

(f)           Effectiveness of Elections, etc.  An election, designation, request or revocation provided for in the Plan shall be made in such manner as prescribed by the Administrator.

11-2

(g)           Written Records.  The Committee shall also maintain records of all meetings, proceedings, and actions held, undertaken, or performed by it, and shall furnish to the Company such reports as it may from time to time request.  All such books of account and other records and data as are necessary for the proper performance of its responsibilities under the Plan.

(h)           Administration Consistent with ERISA and the Code.  The Plan is intended to comply with the provisions of ERISA and of the Code, and the Plan shall be interpreted and administered consistently with such provisions and with the applicable regulations and rulings thereunder.

(i)           Service in More Than One Fiduciary Capacity.  Any person or entity may serve in more than one fiduciary capacity for the Plan, including service both as Administrator and as trustee.

11.7           Initial Claims Procedure.

(a)           Claim.

(1)           Filing.  In order to present a complaint regarding the nonpayment of a Plan benefit or a portion thereof (a “Claim”), a Participant or Beneficiary under the Plan (a “Claimant”) or his duly authorized representative must file such Claim by mailing or delivering a writing stating such Claim to the corporate office of LSI Industries Inc.

(2)           Acknowledgment.  Upon such receipt of a Claim, the Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (b)(1) below and of the effect, pursuant to (b)(3) below, of failure to decide the Claim within such time limit.

(b)           Initial Decision.

(1)           Time Limit.  The Committee shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided however, that such period shall in no event exceed 90 days, unless special circumstances require an extension of time for processing.  If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial 90-day period, be furnished a written notice indicating such special circumstances and the date by which the Administrator expects to render a decision.  In no event shall an extension exceed a period of 90 days from the end of the initial period.

(2)           Notice of Denial.  If the Claim is wholly or partially denied, then the Administrator shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A)           the specific reason or reasons for such denial;

(B)           specific reference to the pertinent Plan provisions on which such denial is based;

11-3

(C)           a description of any additional material or information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

(D)           appropriate information as to the steps to be taken if such Claimant wishes to submit his Claim for review pursuant to Section 11.8, including notice of the time limits set forth in Section 11.8(b)(2).

(3)           Deemed Denial for Purposes of Review.  If a Claim is not granted and if, despite the provisions of (1) and (2) above, notice of the denial of a Claim is not furnished within the time limit applicable under (1) above, then the Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Section 11.7.

11.8           Claim Review Procedure.

(a)           Claimant’s Rights.  If a Claim is wholly or partially denied under Section 11.7, then the Claimant or his duly authorized representative shall have the following rights, within 60 days of the date on which he receives the notice:

(1)           to obtain, subject to (b) below, a full and fair review by the Committee;

(2)           to review pertinent documents; and

(3)           to submit issues and comments in writing.

(b)           Request for Review.

(1)           Filing.  To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (2) below, mail or deliver a written request for such a review (a “Request for Review”) to the corporate office of LSI Industries Inc.

(2)           Limits for Requesting a Review.  A Request for Review must be mailed or delivered within 60 days after receipt by the Claimant of written notice of the denial of the Claim.

(3)           Acknowledgment.  Upon such receipt of a Request for Review, the Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (c)(1) below and of the effect, pursuant to (c)(3) below, of failure to furnish a decision on review within such time limit.

(c)           Decision on Review.

(1)           Time Limit.  If, pursuant to (b) above, a review is requested, then, except as otherwise provided in (B) below, the Committee or its delegate (but only if such delegate has been given the authority to make a final decision on the Claim) shall make a decision promptly and no later than 60 days after receipt of the Request for Review; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than 120 days after receipt of the Request for Review.  The Committee must furnish the Claimant written notice of any extension prior to its commencement.

11-4

(2)           Notice of Decision.  The Committee or its delegate shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A)           the specific reason or reasons for the decision on review; and

(B)           specific reference to the pertinent Plan provisions on which the decision on review is based.

(3)           Deemed Denial.  If, despite the provisions of (1) and (2) above, the decision on review is not furnished within the time limit applicable under (1) above, then the Claimant shall be deemed to have exhausted his remedies under the Plan and he may deem the Claim to have been denied on review.

11-5

ARTICLE 12

AMENDMENT AND TERMINATION

12.1           Amendment and Termination.

(a)           Right to Amend or Terminate.  The Company expects the Plan to be permanent, but since future conditions cannot be anticipated or foreseen, it must necessarily and hereby does reserve the right to amend or terminate the Plan at any time by action of the Board, in a writing signed by an officer of the Company, provided that no amendment of the Plan that affects the rights, duties or responsibilities of any Trustee shall be adopted without such Trustee’s written consent and acceptance thereof.  The Company shall have the right to amend the Plan on behalf of all Employers.

(b)           Corporate Reorganization.  The merger, consolidation, or liquidation of the Company, any Employer or any Affiliate with or into the Company any other Employer, or any Affiliate shall not constitute a termination of the Plan as to the Company or such Employer.

(c)           Conditions on Amendments and Termination.

(1)           Duration of Collective Bargaining Agreement.  No action under (a) above shall alter the Plan or its operation, except as may be required by the Internal Revenue Service for the purposes of meeting the conditions for qualification and tax deduction under sections 401(a) and 404(a) of the Code, in respect of employees who are represented under a collective bargaining agreement in contravention of the provisions of any such agreement pertaining to pension benefits as long as any such agreement is in effect.

(2)           Accrued Benefit.

(A)           General.  No amendment to the Plan shall be effective to the extent that it has the effect of reducing a Participant’s accrued benefit, except as permitted under section 412(c)(8) of the Code.

(B)           Treatment of Certain Amendments.  For purposes of (A) above, an amendment which has the effect, with respect to benefits attributable to service before the amendment, of

(i)           eliminating or reducing an early retirement benefit or a retirement-type subsidy, or

(ii)           (except as otherwise provided by Treasury Regulations) eliminating an optional form of benefit shall be treated as reducing accrued benefits.  In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

12-1

(3)           Changes in Vesting Schedule.  No amendment shall reduce the nonforfeitable percentage of a Participant’s accrued benefit (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective).  Further, if the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, each Participant with at least 3 Vesting Years may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage computed under the Plan without regard to such amendment.  The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(A)           60 days after the amendment is adopted;

(B)           60 days after the amendment becomes effective; or

(C)           60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

12.2           Distribution of Plan Assets Upon Termination of the Plan.

If the Plan is terminated, then distributions and withdrawals shall continue to be made as provided in the Plan; provided however, subject to Article 8, the Administrator may cause Participants’ Accounts to be paid to them, pursuant to the provisions of Article 9, on account of such termination of the Plan.

12-2

ARTICLE 13

EXTENSION OF PLAN

13.1           Adoption by Affiliate.  An Affiliate may, by action of its board of directors or other governing body and with the consent of the Board of the Company, adopt the Plan as of a specified dated and become an Employer hereunder by causing an Adoption Agreement to be executed pursuant to the authority of its board of directors or other governing body and filed with the Company, the Committee, and the Trustee; and notice of such adoption shall be given by the adopting Employer to its Employees.  With the approval of the Company, the Adoption Agreement may specify varying provisions, notwithstanding any provisions in the Plan to the contrary, which shall be applicable to the adopting Employer’s Employees.

13-1

ARTICLE 14

TOP-HEAVY RULES

14.1           Definitions.  For purposes of this Article 14, the following terms shall have the following meanings:

(a)           “Aggregation Group” means:

(1)           each qualified plan or simplified employee pension of the Employer or an Affiliate in which a Key Employee is a participant,

(2)           each other plan of the Employer or an Affiliate which enables any plan described in (1) above to meet the requirements of section 401(a)(4) or 410 of the Code,

(3)           any other plan or plans which the Employer elects to include provided that the group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan or plans being taken into account, and

(4)           any other plan which would have been included in the foregoing had it not terminated.

(b)           “Key Employee,” with respect to any Plan Year, means, as determined under section 416(i) of the Code, any person who, at any time during the Determination Period with respect to such Plan Year, is:

(1)           an officer of the Employer or an Affiliate who:

(A)           has Adjusted Compensation greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code for any such Plan Year, and

(B)           is taken into account under section 416(i) of the Code;

(2)           one of the 10 employees who:

(A)           owns (or is considered as owning within the meaning of sections 318 and 416(i) of the Code) both more than a ½ percent ownership interest in value and one of the 10 largest percentage ownership interests in value of the Employer; and

(B)           has (during the Plan Year of ownership) Adjusted Compensation from the Employer and any Affiliates of more than the limitation in effect under section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends;

(3)           a 5% owner (as defined in section 416(i) of the Code) of the Employer; or

(4)           a 1% owner (as defined in section 416(i) of the Code) of the Employer having Adjusted Compensation (Section 415 Compensation as defined in Section 5.1(g) for years beginning before January 1, 1990) from the Employer and any Affiliates of more than $150,000.

(c)           “Present Value” means, with respect to a defined benefit plan, the present value based on the interest and mortality rates specified under the applicable defined benefit plan for purposes of computing the Top-Heavy Ratio.  The actuarial assumptions used for all plans within the same Aggregation Group must be the same.

14-1

(d)           “Top-Heavy Plan” means the Plan, with respect to any Plan Year after 1983, if the Top-Heavy Ratio exceeds 60%.

(e)           “Top-Heavy Ratio” means, for the Plan or an Aggregation Group of which the Plan is a part, a fraction, the numerator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all Key Employees and the denominator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all participants.  The Top-Heavy Ratio shall be determined in accordance with section 416 of the Code and the applicable regulations thereunder, including, without limitation, the provisions relating to rollovers and the following provisions:

(1)           The value of account balances under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(2)           The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the determination dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(3)           The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the applicable determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

(4)           A simplified employee pension shall be treated as a defined contribution plan; provided however, at the election of the Employer, the Top-Heavy Ratio shall be computed by taking into account aggregate employer contributions in lieu of the aggregate of the accounts of employees.

(5)           Distributions (including distributions under a terminated plan which had it not been terminated would have been included in the Aggregation Group) within the 5-year period ending on a determination date shall be taken into account.

(6)           Defined contribution account balances shall be adjusted to reflect any contribution not actually made as of a determination date but required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

(7)           Deductible voluntary contributions shall not be included.

(8)           There shall be disregarded the account balances and accrued benefits of a Participant

(A)           who is not a Key Employee but who was a Key Employee in a prior Plan Year; or

14-2

(B)           with respect to a plan year beginning after 1984, who has not performed services for the employer maintaining the plan at any time during the 5-year period ending on the determination date.

(9)           Effective for Plan Years beginning after December 31, 1986, the accrued benefit of a Participant other than a Key Employee shall be determined (A) under the method, if any, which uniformly applies for accrual purposes under all defined benefit plans of the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

14.2           Limitation on Earnings.  In any Plan Year beginning prior to 1989 for which the Plan is a Top-Heavy Plan, the Annual Earnings taken into account under the Plan shall not exceed $200,000.  This amount shall be adjusted as provided by the Secretary of Treasury and in accordance with section 401(a)(17)(B) of the Code.

14.3           Minimum Contribution.

(a)           General.  For any Plan Year for which the Plan is a Top-Heavy Plan, the contribution made by the Employer and forfeitures (excluding, for any Plan Year beginning after 1988, contributions under Section 4.1(a)) allocated on behalf of any Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year shall not be less than such Participant’s Compensation times the lesser of (1) 3% or (2) the largest percentage of such contributions and forfeitures (including, for any Plan Year beginning after 1988, contributions under Section 4.1(a)), expressed as a percentage of Compensation, allocated on behalf of any Key Employee for that Plan Year.  The minimum allocation is determined without regard to any Social Security contribution and without regard to profits.

This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant’s failure to complete 1,000 Hours of Service, (2) the Participant’s failure to make contributions to the Plan, or (3) Compensation of less than a stated amount.

(b)           Participants Also Covered Under Defined Benefit Plan.  If a Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year also participates in one or more defined benefit plans which are part of the same Aggregation Group as the Plan, and if such defined benefit plan or plans do not satisfy the minimum benefit requirements of section 416 of the Code with respect to such Participant, then, with respect to such Participant, “5%” shall be substituted for “the lesser of (1) 3% or (2) the largest percentage of such contributions and forfeitures (including, for any Plan Year beginning after 1988, contributions under Section 4.1(a)), expressed as a percentage of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year” in (a) above.

14.4           Limitations on Benefits.  If a Limitation Year contains any portion of a Plan Year for which the Plan is a Top-Heavy Plan, then, for purposes of the computation of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction under Article 5, “1.0” shall be substituted for “1.25”; provided however, any limitation which results from the application of this sentence may be exceeded so long as there are no Defined Benefit Plan accruals for the individual and no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the individual; and provided further, this sentence shall not apply if the sum of the Key Employees’ benefits from all Defined Benefit Plans and Defined Contribution Plans does not exceed 90 percent of the total of all Participants’ benefits and if the Plan would satisfy the requirements of Section 14.3 if “4%” were substituted for “3%” and “7½%” were substituted for “5%”.

14-3

14.5           Modification of Top-Heavy Rules.

(a)           Effective Date.  This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under section 416(g) of the Code for Plan Years beginning after June 30, 2002, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This Section amends Article 14 of the Plan.

(b)           Determination of Top-Heavy Status.

(1)           Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having Annual Earnings greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having Annual Earnings of more than $150,000. For this purpose, Annual Earnings means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(2)           Determination of Present Values and Amounts. This Section 14.5(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(3)           Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(4)           Employees not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

14-4

ARTICLE 15

MISCELLANEOUS

15.1           Construction.

(a)           Article and Section References.  Except as otherwise indicated by the context, all references to Articles or Sections in the Plan refer to Articles or Sections of the Plan.  The titles thereto are for convenience of reference only and the Plan shall not be construed by reference thereto.

(b)           Gender and Number.  As used in the Plan, except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms shall be interchangeable.

15.2           Assignment or Alienation of Benefits.  Benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process; provided however, benefits shall be paid in accordance with the applicable requirements of any domestic relations order which is a qualified domestic relations order (as defined in section 206(d) of ERISA or section 414(p) of the Code); and provided further that benefits shall be paid pursuant to any domestic relations order entered before January 1, 1985 if either the Plan is paying benefits pursuant to such order on such date or the Administrator elects to treat such order as a qualified domestic relations order.  Except as provided in the foregoing, if any attempt shall be made to reach the beneficial interest of any Participant or beneficiary by legal process not preempted by ERISA, the Administrator may suspend any rights of distribution which any Participant or beneficiary may have, and may direct that such person’s beneficial interest hereunder be paid over or applied for the benefit of such person, or for the benefit of dependents of such person, as the Administrator shall determine.

15.3           Data.

(a)           Obligation to Furnish.  Each person who participates or claims benefits under the Plan shall furnish to the Administrator, any trustee, or any insurance company involved in the funding of the benefits under the Plan, such signatures, documents, evidence, or information as the Administrator, such trustee, or such insurance company shall consider necessary or desirable for the purpose of administering the Plan.

(b)           Mistakes or Misstatements.  In the event of a mistake or a misstatement as to any item of such information, as is furnished pursuant to (a) above, which has an effect on the amount of benefits to be paid under the Plan, or in the event of  a mistake or misstatement as to the amount of payments to be made to a person entitled to receive a benefit under the Plan, the Administrator shall cause such amounts to be withheld or accelerated, as shall in its judgment accord to such person the payment to which he is properly entitled under the Plan.

15.4           Employment Relationship.

(a)           No Enlargement of Rights.  Except as otherwise provided by law or legally enforceable contract, the establishment of the Plan or of any fund or any insurance contract thereunder, any amendment of the Plan, participation in the Plan, or the payment of any benefits under the Plan, shall not be construed as giving any person whomsoever any legal or equitable claims or rights against the Employer, or its officers, directors, or shareholders, as such, or as giving any person the right to be retained in the employment of the Employer.

15-1

(b)           Employer’s Rights.  The right of the Employer to discipline or discharge an employee shall not be affected by reason of any of the provisions of the Plan.

15.5           Merger or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant in the Plan shall (if the surviving plan terminated immediately after the merger, consolidation, or transfer) be entitled to receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  In the case of a transfer to another plan of any Section 401(k) Account, such a transfer may take place only if it is reasonably concluded that the transferred amounts may not be distributed before the times specified under applicable Treasury Regulations.

15.6           Incompetency or Disability.  Each person to whom a distribution is payable under the Plan shall be conclusively presumed to be mentally competent and not under a disability that renders him unable to care for his affairs, until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, indicating that a guardian, conservator, or other party legally vested with the care of the person or the estate of such person has been appointed by a court of competent jurisdiction, and any payment of a distribution due thereafter shall be made to the same, provided that proper proof of his appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator.  The Administrator shall not be required to look to the application of any such payment so made.

15.7           Nontransferability of Annuities.  Any annuity contract distributed from the Plan must be nontransferable.

15.8           Governing Law.  The Plan and all rights and duties under the Plan shall be governed, construed and administered in accordance with the laws of Ohio, except as governed separately by or preempted by federal law.

15.9           Severability.  In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and interpreted as if such illegal or invalid provision had never been a part of it.

15.10           Death Benefits Under USERRA-Qualified Active Military Service.  Notwithstanding any provision of this Plan to the contrary, in the case of a Participant who dies on or after January 1, 2007 while performing qualified military service (as defined in section 414(u) of the Code), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment and then terminated employment on account of death.

15-2

IN WITNESS WHEREOF, LSI INDUSTRIES INC. has caused this Plan to be executed as of this 23rd day of August, 2012.

LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell